Exhibit 4.6











                       CENTRAL FIDELITY BANKS, INC.
                           STOCK AND THRIFT PLAN












                           Amended and Restated
                              Effective as of
                              January 1, 1989

                            TABLE OF CONTENTS



                                                            Page

Article One                   Introduction

     1.1   The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.3   Background . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.4   Qualification of the Plan. . . . . . . . . . . . . . . . . . . 1

     1.5   Effect of Restatement. . . . . . . . . . . . . . . . . . . . . 1


Article Two                     Definitions

     2.1   Account or Accounts. . . . . . . . . . . . . . . . . . . . . . 2

     2.2   Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.3   Adjustment Factor. . . . . . . . . . . . . . . . . . . . . . . 3

     2.4   Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.5   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.6   Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.7   Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.8   Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.9   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.10  Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . 5

     2.11  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     2.12  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     2.13  Employer Contribution. . . . . . . . . . . . . . . . . . . . . 5

     2.14  Employer Contribution
           Hardship Withdrawal. . . . . . . . . . . . . . . . . . . . . . 5

     2.15  Employment Commencement Date . . . . . . . . . . . . . . . . . 5

     2.16  Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     2.17  Family Member. . . . . . . . . . . . . . . . . . . . . . . . . 6

     2.18  Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     2.19  Highly Compensated Employee. . . . . . . . . . . . . . . . . . 6

     2.20  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . 7

     2.21  Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . 8

     2.22  Leased Employee. . . . . . . . . . . . . . . . . . . . . . . . 8

     2.23  Month of Service . . . . . . . . . . . . . . . . . . . . . . . 8

     2.24  Nonhighly Compensated Employee . . . . . . . . . . . . . . . . 9

     2.25  Normal Retirement Age. . . . . . . . . . . . . . . . . . . . . 9

     2.26  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . 9

     2.27  Period of Service. . . . . . . . . . . . . . . . . . . . . . . 9

     2.28  Period of Severance. . . . . . . . . . . . . . . . . . . . . .10

     2.29  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.30  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.31  Prior Plan . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.32  Reemployment Commencement Date . . . . . . . . . . . . . . . .10

     2.33  Savings Contribution . . . . . . . . . . . . . . . . . . . . .10

     2.34  Severance Date . . . . . . . . . . . . . . . . . . . . . . . .10

     2.35  Standard Saver Contribution. . . . . . . . . . . . . . . . . .11

     2.36  Standard Saver Program . . . . . . . . . . . . . . . . . . . .11

     2.37  Supplemental Contribution. . . . . . . . . . . . . . . . . . .11

     2.38  Tax Saver Program. . . . . . . . . . . . . . . . . . . . . . .11

     2.39  Tax Saver Deferral . . . . . . . . . . . . . . . . . . . . . .11

     2.40  Tax Saver Election . . . . . . . . . . . . . . . . . . . . . .11

     2.41  Tax Saver Hardship Withdrawal. . . . . . . . . . . . . . . . .11

     2.42  Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . .11

     2.43  Trust or Trust Fund. . . . . . . . . . . . . . . . . . . . . .11

     2.44  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     2.45  Valuation Date . . . . . . . . . . . . . . . . . . . . . . . .11

     2.46  Years of Service . . . . . . . . . . . . . . . . . . . . . . .11


Article Three                  Participation

     3.1   Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . .13

     3.2   Commencement of Participation. . . . . . . . . . . . . . . . .13

     3.3   Cessation of Contributions . . . . . . . . . . . . . . . . . .14

     3.4   Reentry into the Plan. . . . . . . . . . . . . . . . . . . . .14

     3.5   Change in Beneficiary Designation. . . . . . . . . . . . . . .14


Article Four  Tax-Saver Deferrals and Standard Saver
              Contributions

     4.1   Tax Saver Election . . . . . . . . . . . . . . . . . . . . . .15

     4.2   Mandatory Reductions in
           Tax Saver Deferrals. . . . . . . . . . . . . . . . . . . . . .15

     4.3   Standard Saver Contributions
           by Participants Generally. . . . . . . . . . . . . . . . . . .16

     4.4   Medium of Contributions. . . . . . . . . . . . . . . . . . . .16

     4.5   Increase in Deferrals and Contributions. . . . . . . . . . . .16

     4.6   Suspension or Reduction of Deferrals
           and Contributions. . . . . . . . . . . . . . . . . . . . . . .16


Article Five              Employer Contributions

     5.1   Matching Contributions . . . . . . . . . . . . . . . . . . . .18

     5.2   Additional Contributions . . . . . . . . . . . . . . . . . . .18

     5.3   Breach of Trust by Participant . . . . . . . . . . . . . . . .18


Article Six    Limitations on Deferrals and Contributions

     6.1   Limitations on Tax Saver Deferrals . . . . . . . . . . . . . .20

     6.2   Adjustment to Actual Deferral Percentage . . . . . . . . . . .22

     6.3   Actual Contribution Percentage . . . . . . . . . . . . . . . .25

     6.4   Adjustment to Actual Contribution Percentage . . . . . . . . .27

     6.5   Maximum Annual Additions . . . . . . . . . . . . . . . . . . .29


Article Seven             Investment and Accounts

     7.1   Investment Funds . . . . . . . . . . . . . . . . . . . . . . .35

     7.2   Allocation of Contributions. . . . . . . . . . . . . . . . . .36

     7.3   Change in Allocation . . . . . . . . . . . . . . . . . . . . .37

     7.4   Valuation. . . . . . . . . . . . . . . . . . . . . . . . . . .37

     7.5   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . .38


Article Eight                     Vesting

     8.1   Vesting in Accounts. . . . . . . . . . . . . . . . . . . . . .39


Article Nine              Distributions Generally

     9.1   Termination of Employment. . . . . . . . . . . . . . . . . . .40

     9.2   Form of Payment. . . . . . . . . . . . . . . . . . . . . . . .40

     9.3   Transfer of Assets . . . . . . . . . . . . . . . . . . . . . .41

     9.4   Death Benefits . . . . . . . . . . . . . . . . . . . . . . . .42

     9.5   Method of Payment. . . . . . . . . . . . . . . . . . . . . . .43

     9.6   Limitations on Distributions from
           Tax Saver Account. . . . . . . . . . . . . . . . . . . . . . .44

     9.7   Limitations on Methods of Distribution . . . . . . . . . . . .44


Article Ten            Withdrawals During Employment

     10.1  In General . . . . . . . . . . . . . . . . . . . . . . . . .  47

     10.2  Ordering of Withdrawals . . . . . . . . . . . . . . . . . . . 47

     10.3  Withdrawals from Standard Saver program. . . . . . . . . . .  47

     10.4  Withdrawals from Tax Saver Program
           After Age 59-1/2 . . . . . . . . . . . . . . . . . . . . . .  48

     10.5  Employer Contribution Hardship Withdrawals . . . . . . . . .  48

     10.6  Tax Saver Hardship Withdrawals . . . . . . . . . . . . . . .  49

     10.7  Amount, Timing and Allocation of Withdrawals . . . . . . . .  49

     10.8  No Restoration of Withdrawals. . . . . . . . . . . . . . . .  49

     10.9  Resumption of Contributions. . . . . . . . . . . . . . . . .  49

    10.10  Lump Sum Distributions in Event of QDRO Directing
           Immediate Lump Payouts to Alternate Payee. . . . . . . . . .  49


Article Eleven             Loans to Participants

     11.1  In General . . . . . . . . . . . . . . . . . . . . . . . . .  51


Article Twelve                Administration

     12.1  The Committee. . . . . . . . . . . . . . . . . . . . . . . .  53

     12.2  Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  53

     12.3  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

     12.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  53

     12.5  Powers and Duties. . . . . . . . . . . . . . . . . . . . . .  53

     12.6  Benefit Claims Procedure . . . . . . . . . . . . . . . . . . .54

     12.7  Member's Own Participation . . . . . . . . . . . . . . . . . .55

     12.8  Service in More Than One Fiduciary Capacity. . . . . . . . . .55

     12.9  Professional Assistance. . . . . . . . . . . . . . . . . . . .55

     12.10 Plan Administrator . . . . . . . . . . . . . . . . . . . . . .55

     12.11 Uniform Administration . . . . . . . . . . . . . . . . . . . .55

     12.12 Domestic Relations Orders and Distributions. . . . . . . . . .55


Article Thirteen        Amendment and Termination

     13.1  Right to Amend . . . . . . . . . . . . . . . . . . . . . . . .58

     13.2  Continuance of Plan Upon Acquisition
           of Corporation . . . . . . . . . . . . . . . . . . . . . . . .58

     13.3  Merger or Consolidation. . . . . . . . . . . . . . . . . . . .58

     13.4  Termination of the Plan. . . . . . . . . . . . . . . . . . . .58


Article Fourteen        Top-Heavy Plan Provisions

     14.1  Determination of Top-Heavy Status. . . . . . . . . . . . . . .60

     14.2  Definitions Concerning Top-Heavy Status. . . . . . . . . . . .60

     14.3  Calculation of Top-Heavy Ratio . . . . . . . . . . . . . . . .61

     14.4  Effect of Top-Heavy Status . . . . . . . . . . . . . . . . . .61

     14.5  Effect of Discontinuance of Top-Heavy Status . . . . . . . . .62

     14.6  Intent of Article. . . . . . . . . . . . . . . . . . . . . . .62


Article Fifteen               Miscellaneous

     15.1  Participation by Affiliate . . . . . . . . . . . . . . . . . .63

     15.2  Withdrawal From the Plan . . . . . . . . . . . . . . . . . . .63

     15.3  Assignment and Alienation. . . . . . . . . . . . . . . . . . .63

     15.4  Incapacity . . . . . . . . . . . . . . . . . . . . . . . . . .63

     15.5  Required Information . . . . . . . . . . . . . . . . . . . . .63

     15.6  No Right to Employment . . . . . . . . . . . . . . . . . . . .64

     15.7  Receipt of Assets from Other Plans . . . . . . . . . . . . . .64

     15.8  Inability to Locate Participants . . . . . . . . . . . . . . .64

     15.9  Return of Employer Contributions . . . . . . . . . . . . . . .65

     15.10 Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . .65

     15.11 Non-Diversion of Trust Fund. . . . . . . . . . . . . . . . . .65

     15.12 Participants to Look to Trust Only . . . . . . . . . . . . . .65

     15.13 Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . .65

     15.14 Interests in the Funds . . . . . . . . . . . . . . . . . . . .65

     15.15 Restriction on Amendment of Allocation of
           Additional Matching Contributions. . . . . . . . . . . . . . .66

     15.16 Amendments Necessary to Comply with
           Section 16 . . . . . . . . . . . . . . . . . . . . . . . . . .66

     15.17 Administration Necessary to Comply
           With Section 16. . . . . . . . . . . . . . . . . . . . . . . .66

     15.18 Heading. . . . . . . . . . . . . . . . . . . . . . . . . . . .66

     15.19 Severability . . . . . . . . . . . . . . . . . . . . . . . . .66

     15.20 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .67


APPENDIX A

APPENDIX B

APPENDIX C

                               ARTICLE ONE
                               INTRODUCTION

     1.1 The Plan. This Plan, as amended and restated, effective as of January 1, 1989, unless otherwise provided for herein, shall be known as the Central Fidelity Banks, Inc. Stock and Thrift Plan (the "Plan").

     1.2 Purpose. The purpose of the Plan is to provide the eligible Employees of Central Fidelity Banks, Inc. (the "Corporation") and the eligible Employees of the other Employers that have adopted the Plan with opportunities for (i) convenient and regular personal savings; (ii) participating in a variety of investment Funds; (iii) sharing in contributions by the Employer based on the Corporation's profitability; and
(iv) receiving benefits that are based, in whole or in part, on the value of the common stock of the Corporation.

     1.3 Background. The Corporation (previously known as Commonwealth Banks, Inc.) was established as of the close of business on December 31, 1978, as a result of the consolidation of Central National Corporation and Fidelity American Bankshares, Inc. Effective July 1, 1979, the name of the Corporation was changed from Commonwealth Banks, Inc. to Central Fidelity Banks, Inc., and the name of the Plan was changed to the Central Fidelity Banks, Inc. Stock and Thrift Plan.

     1.4 Qualification of the Plan. It is the intention of the Employer that the Plan as amended and restated, shall meet the requirements of ERISA, as amended, and shall be qualified under Section 401(a) of the Code, as amended, and that the Trust established under the Plan shall be tax exempt under Section 501(a) of the Code, as amended.

     1.5 Effect of Restatement. The right to a benefit under the Plan of any person who ceased to be an Employee of the Employer or one of its affiliates before January 1, 1989, and who did not thereafter resume rendering services as an Employee, shall be determined solely in accordance with the terms of the Prior Plan.

                                ARTICLE TWO
                                DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless a different meaning is plainly required by the context. The masculine pronoun, whenever used herein, shall include the feminine and words in the singular shall include the plural unless the context clearly indicates otherwise.

     2.1 "Account" or "Accounts" shall mean, as the context requires, any one or more of the following accounts established on behalf of a
Participant:

          (a) Savings Account (before September 1, 1990, the "Basic Account") - an account established under the Standard Saver Program or the Tax Saver Program, or both, to receive Standard Saver Contributions or Tax Saver Deferrals, which will be matched by Employer Contributions to the extent provided herein.

          (b) Employer Account - an account established through the Standard Saver Program or the Tax Saver Program, or both, for Employer Contributions which match contributions or deferrals to the Savings Account by a Participant; or, which are Employer Contributions pursuant to Section 5.2.

          (c) Supplemental Account - an account maintained through August 31, 1990, under the Standard Saver Program or the Tax Saver Program, or both, for previous voluntary contributions in excess of the former contribution limits to the Basic Account.
          (d) Deductible Contribution Account - an account established under the Standard Saver Program to record the Participant's deductible contributions made for years prior to January 1, 1987.

          (e) Loan Account - an account established under the Tax Saver Program for recording transactions involving a loan to the Participant from the Plan.

          (f) Rollover Account - an account established for a Participant who elects to roll over to the Plan assets distributed from another qualified plan (not including any contributory individual retirement account or simplified employee pension plan). An eligible Employee who is not yet a Participant may establish a Rollover Account. Additionally, an inactive or terminated Participant may elect to roll over to the Plan, assets distributed from the Central Fidelity Banks, Inc. Stock Incentive Plan and the Central Fidelity Banks, Inc. Retirement Plan, except, however, the Plan may not accept a rollover of Company Stock.


     2.2 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.3 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     2.4 "Affiliate" shall mean a corporation which has not adopted the Plan and that is a member of a controlled group of corporations which includes the Corporation is also a member; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Section 414(o) of the Code.

     2.5 "Beneficiary" shall mean the person or entity who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant is married, the Beneficiary is the Participant's surviving spouse, and no written designation is required. If the Participant is not married, or if the Participant is married and the spouse consents in writing, the Beneficiary is the person designated by the Participant to receive such benefits. If, at the time of his death, the Participant has no spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate. A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and
executed  beneficiary designation form.   A Participant's Beneficiary is
bound by the terms of the Plan.

     2.6 "Board" shall mean the Board of Directors of the Corporation or the Executive Committee of the Board of Directors.

     2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.8  "Committee" shall mean the Benefits Committee described in
Section 12.1. The Committee shall be a named fiduciary with respect to the Plan for purposes of ERISA.

     2.9 "Compensation" shall mean the base salary or wages paid by an Employer to an Employee, for services rendered to the Employer, or on account of separation from service in accordance with the Corporation's Salary Continuation Policy, before any reduction for deferrals or salary reductions under other benefit programs of an Employer (including but not limited to salary reductions under an excess benefit plan or plan maintained under Code Sections 125 or 401(k)). Compensation shall not include payment for overtime, bonuses, sales incentives or any non-elective Employer contributions to any employee benefit plan, including, but not limited to other non-qualified plans of the Employer.

     Notwithstanding the foregoing, "Compensation" shall include severance payments made under the Central Fidelity Banks, Inc. Special Executive Severance Policy and the Central Fidelity Banks, Inc. Special Severance Policy.

     Notwithstanding any provision of the Plan to the contrary, effective as of January 1, 1989, compensation shall not exceed $200,000 for Plan benefit calculation purposes. The $200,000 compensation limit shall be adjusted as provided under Code Section 415(d) and the regulations issued thereunder. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section414(q)(6) shall apply, except that in applying such rules, the term "family" or "family member" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not obtained age nineteen (19) before the close of the Plan Year.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation for any prior Determination Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the OBRA '93 annual compensation limit in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     For a Participant's initial year of participation, Compensation shall be recognized only from the Participant's actual Entry Date into the Plan.

     If in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Prior Plan then in effect.

     2.10 "Corporation" shall mean Central Fidelity Banks, Inc.

     2.11 "Employee" shall mean any Employee, other than a leased employee, of the Employer. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Employees for purposes of Code Sections 414(n) and 414(q), the employees of the Employer shall include Leased Employees, as defined herein, unless such Leased Employees constitute less than twenty percent of the Employer's Non-Highly Compensated workforce and are covered by a plan that meets the requirements of Section 414(n) of the Code.

     2.12 "Employer" shall mean the Corporation and any subsidiary thereof that may be authorized by the Board and by its own board of directors to participate in the Plan with respect to its Employees. For this purpose, a "subsidiary" shall mean an organization that would qualify as an Affiliate but for its having adopted the Plan.

     2.13 "Employer Contribution" shall mean the contribution made to the Plan by the Employer with respect to a Participant to match such Participant's Savings Contribution under the Tax Saver Program, the Standard Saver Program or both, pursuant to Section 5.1 herein.

     2.14 "Employer Contribution Hardship Withdrawal" shall mean the withdrawal of all or part of a Participant's Employer Account in accordance with Section 10.5.

     2.15 "Employment Commencement Date" shall mean the date on which an Employee first completes an Hour of Service for the Employer.

     2.16 "Entry Date" shall mean any January 1st, April 1st, July 1st, or October 1st, or any other date designated by the Committee.

     2.17 "Family Member" shall mean the spouse and any lineal ascendants and descendants (and spouses thereof) of any Employee or former Employee.

     2.18 "Fund" shall mean any fund described in Section 7.1 of the Plan.

     2.19 "Highly Compensated Employee" shall mean an employee as defined in Code Section 414(q), as amended. Highly Compensated Employee includes Highly Compensated Active Employees and Highly Compensated Former Employees. A Highly Compensated Active Employee includes any employee who performs service for the Corporation during the determination year, and who during the look-back year:

     (a) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

     (b) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the "top paid group" for such year;

     (c)  was an officer of the Corporation (as determined under Code
          Section 414(q) and received compensation during such year greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A), as adjusted.

Highly Compensated Employee also includes:

     (a) employees who are determined to be Highly Compensated Employees under the preceding sentence, if the term "determination year" is substituted for the term "look-back year" and such employee is one of the 100 Employees who received the most compensation from the Employer during the Determination Year; and

     (b) Employees who are five percent owners of the Corporation at any time during the Look-back Year or the Determination Year.


     If no officer has satisfied the compensation requirement of (c) above during either a Determination Year or a Look-back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For purposes of this Section, the Determination Year shall mean the Plan Year.

     The Look-back Year shall be the twelve month period immediately preceding the Determination Year.

     A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performs no service for the Corporation during the Determination Year, and was a Highly Compensated Active Employee in either the year of such Employee separation or any Determination Year ending on or after the Employee's 55th birthday. If an Employee is, during a Determination Year or Look-back Year, a family member of either a five percent owner who is an Active or Former Employee, or a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of compensation paid by the Corporation during such year, then the family member and the five percent owner or top ten Highly Compensated Employee shall be aggregated. In such case, the family member and five percent owner or top ten Highly Compensated Employee, as the case may be, shall be treated as a single employee receiving compensation and Plan benefits equal to the sum of such compensation and benefits, respectively, of the family member and the five percent owner or top-ten Highly Compensated Employee. For the purposes of this Section, family member includes the spouse, lineal ascendants and descendants or the Employee or former Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top paid group, the top 100 Employees, the number of Employees treated as officer and the resulting compensation that is considered, will be made in accordance with Code Section 414(q) and the Regulations issued thereunder.

     2.20 "Hour of Service" shall mean (1) each hour for which an employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (whether or not the employment relationship has terminated) for reasons other than the performance of duties (including vacation, holidays, sickness, jury duty, disability, layoff, military duty or leave of absence; (3) each hour for which backpay is awarded or agreed to by the Employer without regard to mitigation of damages. Hours will be credited to the Employee for the period or periods to which the award or agreement pertains rather than the period in which the award, agreement or payment is actually made. The same Hours of Service will not be credited both under (1) or (2), as applicable, and under (3). The provisions of Department of Labor Regulations 2530.200B-2(b) and (c) are incorporated herein by reference.

     Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year or other computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

     2.21 "Key Employee" shall mean any Employee or former Employee in a qualified plan adopted by the Employer who at any time during the current Plan Year or any of the four preceding Plan Years is:

     (a) an officer of the Corporation having annual Compensation greater than fifty percent (50%) of the limit under Code 415(b)(1)(A);

     (b) one of the ten employees having annual Compensation in excess of the dollar limit on annual additions to a defined contribution plan provided under Code Section 415(c) (1)(A) and owning the largest interest in the Corporation;

     (c)  a five percent (5%) owner of the Corporation;

     (d) a one percent (1%) owner of the Corporation having an annual compensation from the Corporation of more than one hundred and fifty thousand dollars ($150,000); or

     (e) otherwise determined to be a key Employee under the provisions of Code Section 416 and the regulations issued thereunder.

     2.22 "Leased Employee" shall mean each person described in Code
Section 414(n)(2). Leased Employees shall be treated as Employees of the Employer for the purpose of determining compliance with the requirements stated in Code Section 414(n)(3)(A) and (B), but only if such persons constitute more than twenty percent (20%) of the Employer's Nonhighly Compensated workforce or such persons are not covered by a "safe harbor" plan meeting the requirements of Code Section 414(n)(5)(B).

     2.23 "Month of Service" shall mean the number of whole months of an Employee's Periods of Service. For purposes of determining the number of an Employee's Months of Service, there shall be aggregated all Periods of Service; and for this purpose, 30 days shall be deemed to be a month in the case of the aggregation of fractional months.

     2.24 "Nonhighly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.

     2.25 "Normal Retirement Age" shall mean age 65.

     2.26 "Participant" shall mean any Employee who has become a Participant in the Plan in accordance with Section 3.2.

     2.27 "Period of Service" shall mean a period commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance Date.

     In addition, there shall be treated as a period of Service:

          (a) any period with respect to which a former Employee is entitled to receive salary continuation in accordance with the Corporation's Salary Continuation Policy, without regard to the actual period over which the former Employee elects to receive payment of such pay;

          (b) any period in which the Employee was employed by an Affiliate;

          (c) a Period of Severance, but only if the Employee terminates employment with the Employer and the Affiliates by reason of retirement, resignation, or discharge and then performs an Hour of Service prior to the first anniversary of the Severance Date; provided, that if such termination of employment occurs during a period in which the Employee was absent from employment with the Employer and the Affiliates for a reason other than retirement, resignation, discharge, or separation from service in accordance with the Corporation's Salary Continuation Policy, the Period of Severance shall be treated as a Period of Service only if the Hour of Service is performed prior to the first anniversary of the date on which the Employee was first absent from employment with the Employer and the Affiliates;

          (d) any period (determined in accordance with the preceding provisions of this Section) in which the Employee was employed prior to January 1, 1979 by an employer that was an Employer as of January 1, 1979 or by a predecessor of such an Employer; and

          (e) any period that the Board in its complete discretion may determine during which the Employee was employed by an organization that becomes affiliated with the Corporation through consolidation, merger, acquisition, or otherwise.

     In addition, any period of military service shall be treated as a period of Service, but only to the extent and for the purposes that such treatment is required by Federal law.

     If an Employee is absent from work for maternity or paternity reasons (as described below), the 12-consecutive-month period beginning on the first day of such absence shall not constitute a Period of Severance, but shall be considered a Period of Service with the Employer. An absence from Work for maternity or paternity reasons means an absence because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for a child immediately after the birth or placement of that child.

     2.28 "Period of Severance" shall mean the period commencing on an Employee's Severance Date and ending on the date on which the Employee next performs an Hour of Service.

     2.29 "Plan" shall mean the Central Fidelity Banks, Inc. Stock and Thrift Plan, as set forth herein and as amended from time to time.

     2.30 "Plan Year" shall mean the calendar year. The Plan Year also shall be the Limitation year for contributions.

     2.31 "Prior Plan" shall mean the previous restatement of the Central Fidelity Banks, Inc. Stock and Thrift Plan, effective as of January 1, 1987, as subsequently maintained and amended.

     2.32 "Reemployment Commencement Date" shall mean the first date on which the Employee performs an Hour of Service following a Period of Severance that is not required to be taken into account under Section 2.27.


     2.33 "Savings Contribution" shall mean the amount of Tax Saver Deferral and Standard Saver Contribution by or on behalf of a Participant, not in excess of sixteen percent (16%) of his Compensation.

     2.34 "Severance Date" shall mean the earlier of

          (a) the date on which an Employee retires, resigns, is discharged, or dies; or

          (b) the first anniversary of the first day of a period in which an Employee remains absent from employment (with or without pay) with the Employer for any reason other than retirement, resignation, discharge, or death.

     Notwithstanding the foregoing, if the Employee separated from Service in accordance with the corporation's salary continuation policy, the Employee's Severance Date shall not occur earlier than the end of the period for which the salary continuation is paid.

     The Severance from Service Date of a Participant who is absent from service beyond the first anniversary of the first date of an absence due to maternity or paternity reasons (as described in Section 2.27) is the second anniversary of the first day of such an absence.

     2.35 "Standard Saver Contribution" shall mean the contribution made to the plan by a Participant in accordance with Section 4.3.

     2.36 "Standard Saver Program" shall mean the program for Contributions by a Participant from after-tax income.

     2.37 "Supplemental Contribution" meant, for periods prior to September 1, 1990, contributions in the form of a Tax Saver Deferral or a Standard Saver Contribution, or both, made to the Plan by or on behalf of a Participant in excess of the basic Contribution limit in force through that date.

     2.38 "Tax Saver Program" shall mean the program for pre-tax deferrals.

     2.39 "Tax Saver Deferral" shall mean the contribution made to the Plan by the Employer on behalf of a Participant in accordance with Section 4.1.

     2.40 "Tax Saver Election" shall mean an election by a Participant under Section 4.1.

     2.41 "Tax Saver Hardship Withdrawal" shall mean a withdrawal of all or part of a Participant's Tax Saver Account under Section 10.6.

     2.42 "Trust Agreement" shall mean the agreement between the Corporation and the Trustee establishing the Trust, as amended from time to time.

     2.43 "Trust" or "Trust Fund" shall mean the fund established under the Trust Agreement, together with all contributions thereto, and income, profits, or increments thereon.

     2.44 "Trustee" shall mean the trustee under the Trust Agreement. It is contemplated that the Trustee may be an Employer.

     2.45 "Valuation Date" shall mean the last business day of each month during the Plan Year.

     2.46 "Years of Service" shall mean the number of whole years of a Participant's Periods of Service. For purposes of determining the number of a Participant's Years of Service, there shall be aggregated all periods of Service (whether or not consecutive) on the basis that twelve Months of Service equal one whole Year of Service. Nothing in the Plan shall be construed to permit a duplication of benefits or to give credit for more than one Year of Service for any one twelve-month period. After aggregating all periods of Service, any period that is less than a whole Year shall be disregarded.




                               ARTICLE THREE
                               PARTICIPATION

     3.1  Eligibility.

          (a) Each Participant in the Prior Plan who is an Employee on January 1, 1989 shall continue to be a Participant.

          (b) Each Employee to whom subsection (a) above does not apply shall be eligible to become a Participant on any Entry Date coinciding with or following the Employee's completion of six Months of Service.

     3.2  Commencement of Participation.

          (a) Participation in the Plan shall be voluntary. In order to become a Participant, an eligible Employee must complete an enrollment form
supplied by the Committee.   On such enrollment form, the Employee
initially must designate the percentage of his Compensation that he desires
(1) to be deferred to the Plan as a Tax Saver Deferral, and (2) to be contributed as a Standard Saver Contribution.

          (b) In addition to the elections described in subsection (a), the Employee shall:

               (i) authorize the Employer to make a payroll deduction from the Employee's Compensation for each payroll period equal to the amount of the Tax Saver Deferral and Standard Saver Contribution elected by the Employee;

               (ii) choose one, two, three or four Funds for the investment of Accounts (other than Employer Account and the Loan Account); and

               (iii) designate a Beneficiary.

          (c) Every eligible Employee who completes the enrollment form in accordance with subsections (a) and (b), above, shall become a Participant in the plan on the next Entry Date that occurs at least 30 days following the Employee's submission of the completed enrollment form to the Committee; provided, that no Employee shall become a Participant in the Plan before satisfying the eligibility requirements set forth in Section 3.1.

          (d) In no event shall the sum of a Participant's (i) Tax Saver Deferral, and (ii) Standard Saver Contributions exceed, during any Plan year, 16% of the Participant's Compensation.

     3.3 Cessation of Contributions. A Participant shall cease making contributions or deferrals 1) upon written notification to the Committee (e.g., for voluntary suspension while actively employed) or 2) on the date on which the Employee ceases to be employed by the Employer or on the date he ceases to receive benefits under the Employer's Salary Continuation Policy, whichever is later.

     3.4 Reentry into the Plan. A former Participant may again become a Participant immediately upon becoming reemployed as an Employee.

     3.5 Change in Beneficiary Designation. A Participant may revoke a prior designation of a Beneficiary at any time by filing a written designation of a new Beneficiary with the Committee. No such designation shall be effective unless and until it is received by the Committee, prior to the Participant's death, in a form and manner that is acceptable to the Committee.

                                  ARTICLE FOUR
              TAX SAVER DEFERRALS AND STANDARD SAVER CONTRIBUTIONS

     4.1  Tax Saver Election.

          (a) If a Participant otherwise is eligible to participate in the Plan, he may elect to reduce the Compensation that he receives by a percentage (which must be an integral multiple of 0.5%) of his Compensation, but not in excess of the maximum percentage or dollar amount allowed by law. Such election shall be made in writing to the Committee, effective as of the commencement of the payroll period coincident with or next following the Entry Date that occurs at least 30 days after the Committee's receipt of such notification.

          (b) If a Participant makes an election under subsection (a), above, the Employer shall make a deferral contribution to the Plan in an amount equal to the reduction in Compensation. Each such Tax Saver Deferral shall be credited to the Tax Saver Program for that Participant and shall be paid to the Trustee as soon as practicable after the payroll period which the reduction is made.

     4.2  Mandatory Reductions in Tax Saver Deferrals.

          (a) The Committee may direct that Tax Saver Elections with respect to Compensation to be received by Participants in the future, and corresponding Tax Saver Deferrals scheduled to be made, shall be reduced in such manner as the Committee shall designate, in its discretion, as necessary or appropriate to preserve the tax qualification of the Plan or to prevent the Tax Saver Deferrals and the Employer Contributions made on behalf of Participants from exceeding the amount deductible by the Employer. Such action by the Committee shall be applicable to all of the Participants who have made Tax Saver Elections, or, to such group or groups of Participants as the Committee shall designate in order to comply with the legal limits on deferrals and contributions.

          (b) The Committee may determine that some or all of a Participant's prior Tax Saver Deferrals shall be treated, to the extent designated by the Committee in its discretion, as his Standard Saver Contributions for all purposes under the Plan, if the Committee determines that such action is necessary or appropriate to preserve the tax qualification of the Plan or to prevent the sum of the Tax Saver Deferrals and the Employer Contributions from exceeding the amount deductible by the Employer. Any such action by the Committee shall be applicable to all of the Participants who have made Tax Saver Elections or only to such group or groups of Participants as the Committee shall designate in its discretion. The Accounts of the Participants affected by any such action of the Committee shall be debited and credited with the appropriate dollar amounts in order to reflect the Committee's action.

          (c) The Committee may limit, in its discretion, the rate of a Participant's Tax Saver Election to a rate less than 16% of such participant's Compensation. Any such action by the Committee shall be applicable to all of the Participants who have made Tax Saver Elections or only to such group or groups of Participants as the Committee shall designate in its discretion.

     4.3 Standard Saver Contributions by Participants Generally. If a Participant is otherwise eligible to participate, he may elect to make Standard Saver Contributions to the Plan. Such contributions shall be stated as a percentage (which must be an integral multiple of 0.5%) of the participant's monthly Compensation.

     4.4 Medium of Contributions. Contributions shall be made exclusively through payroll deductions in a manner determined by the Committee and shall be paid to the Trustee as soon as practicable after the payroll deduction has been made.

     4.5  Increase in Deferrals and Contributions.

          A Participant may increase the rate or amount of his Tax Saver Deferrals or Standard Saver Contributions to the Plan, effective as of the commencement of the payroll period next following the Entry Date that occurs at least 30 days after the Committee's receipt of written notification of such increase.

     4.6  Suspension or Reduction of Deferrals and Contributions.

          (a) A Participant may suspend or reduce any or all of his Tax Saver Deferrals and Standard Saver Contributions to the Plan effective as of the commencement of any payroll period commencing at least 30 days after the receipt by the Committee of written notification of such suspension or revocation.

          (b) A Participant who has suspended or reduced any deferrals or contributions in accordance with subsection (a), above, may resume making deferrals or contributions to the Plan in accordance with Sections 4.1, 4.3 and 4.4, as of the Entry Date that occurs at least 30 days after the receipt by the Committee of written notification of the Participant's election to resume such deferrals or contributions.

          (c) Notwithstanding anything herein to the contrary, the Committee, in its discretion, may require a Participant to reduce deferrals or contributions at any time during the Plan Year to extent necessary to comply with limits imposed by the Plan or to avoid discrimination, as determined by regulations of the Internal Revenue Service.

                                  ARTICLE FIVE
                             EMPLOYER CONTRIBUTIONS

     5.1  Matching Contributions.

          The Employer shall contribute with respect to each Participant an amount equal to the lesser of (i) 50% of such Participant's Standard Saver Contributions and Tax Saver Deferrals made on behalf of the Participant to the Plan for the preceding payroll period, or (ii) 3% of the sum of the Participant's Compensation in the preceding payroll period. Each such Employer Contribution shall be credited to the Participant's Employer Account and shall be paid to the Trustee as soon as practicable after each payroll period.

     5.2  Additional Contributions.

          After the close of a Plan Year, the Employer, at the election of the Board of Directors, may make an additional Employer Contribution on account of that Plan Year in such amount as it may determine. Any such additional Employer Contribution shall be paid with respect to each Participant who made Standard Saver Contributions and/or made Tax Saver Deferrals during the Plan Year for which the additional Employer Contribution is made; provided, that in no event shall this additional Employer Contribution exceed the lesser of (i) 50% of the sum of each Participant's Tax Saver Deferrals and Standard Saver Contributions for the Plan Year for which the additional Employer Contribution is made, or (ii) 3% of the sum of each Participant's Compensation in the Plan Year for which the additional Employer Contribution is made (but disregarding any Compensation paid during any portion of the Plan Year when a Participant was not participating in the Plan). Each additional Employer Contribution shall be credited to each Participant's Employer Account and shall be paid to the Trustee as soon as practicable after the end of the Plan Year for which it is made.

     5.3  Breach of Trust by Participant.

          (a) No Employer Contribution shall be made on behalf of a Participant who commits a breach of trust.

          (b) A Participant who has committed a breach of trust shall not be entitled to any Employer Contribution with respect to any period for which an Employer Contribution has not been credited previously to such Participant's Employer Account.

          (c) "Breach of trust" shall mean any act of misconduct by a Participant that is a "reportable event," for purposes of meeting Federal Reserve Bank requirements, as a violation of banking practices, including, but not limited to, embezzlement, larceny, or wrongful use, misappropriation, or omission with respect to any property or fund that was committed to the Participant as an Employee of the Employer.

          (d) This Section 5.3 shall become inoperative if the Plan becomes a Top Heavy Plan for any Plan Year beginning on or after January 1, 1984.

                                  ARTICLE SIX
                   LIMITATIONS ON DEFERRALS AND CONTRIBUTIONS

     6.1  Limitations on Tax Saver Deferrals

     (a) For each Plan Year beginning after December 31, 1986, the annual allocation derived from Tax Saver Deferrals to a Participant's Savings Account shall satisfy one of the following tests:

          (1) The "Actual Deferral Percentage" ("ADP") for the Highly Compensated Participant group shall not be more than the ADP of the Non-Highly Compensated Participant group multiplied by 1.25, or

          (2) The excess of the ADP for the Highly Compensated Participant group over the ADP for the Non-Highly Compensated Participant group shall not be more than two percentage points. Also, the ADP for the Highly Compensated Participant group shall not exceed the ADP for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

               For Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Tax Saver Deferrals and to make Standard Contributions or to receive employer (matching) Contributions under this Plan or under any other plan maintained by the Employer shall have his "Actual Contribution Ratio" reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

     (b) For the purposes of this Section ADP means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in each such group, of the amount of Tax Saver Deferrals allocated to each Participant's Savings Account for such Plan Year, and such Participant's compensation under Code Section 414(s) for such Plan Year. The "actual deferral ratio" ("ADR") for each Participant and the ADP for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Tax Saver Deferrals allocated to each Non-Highly Compensated Participant's Savings Account shall be reduced by Excess Deferrals to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

     (c) For the purpose of determining the ADR of a Highly Compensated Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

          (1) The combined ADR for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ADR determined by aggregating the Tax Saver Deferrals and "414(s) Compensation" of all eligible family members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ADR determined by aggregating the Tax Saver Deferrals and "414(s) Compensation" of all eligible family members, including Highly Compensated Participants. However, in applying the $200,000 (or $150,000) limit to "414(s)
               Compensation" for Plan Years beginning after December 31, 1988, family members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          (2) The Tax Saver Deferrals and "414(s) Compensation" of all family members shall be disregarded for purposes of determining the ADP of the Non-Highly Compensated
               Participant group, except as taken into account in subparagraph (1) above.

          (3) If a Participant is required to be aggregated as a member of more than one family group, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs
               (1) and (2) above.

     (d)  For the purposes of this Article, a Highly Compensated
Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make an Tax Saver Deferral, whether or not a deferral was made or suspended.

     (e) For the purposes of this Article and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement.
In addition, two or more cash or deferred arrangements may be considered as a single arrangement for the purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). For Plan Years beginning after December 31, 1989, plans may be aggregated only if they have the same plan year.

     (f) For the purposes of this Article, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the ADR with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

6.2  Adjustment To Actual Deferral Percentage

          In the event that the allocations of the Tax Saver Deferrals do not satisfy one of the tests set forth in Section 6.1(a) for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Deferrals pursuant to the options set forth below:

          (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest ADR shall have his portion of Excess Deferrals recharacterized or distributed until one of the tests set forth in
     Section 6.1(a) is satisfied, or until his ADR equals the ADR of the Highly Compensated Participant having the second highest ADR. This process shall continue until one of the tests is satisfied. For each Highly Compensated Participant, the amount of Excess Deferrals is equal to the Tax Saver Deferrals on behalf of such Highly Compensated Participant (determined before applying this paragraph) less the amount determined by multiplying the Highly Compensated Participant's ADR (determined after applying this paragraph) by his "414(s) Compensation". However, in determining the Excess Deferrals to be recharacterized or distributed with respect to an affected Highly Compensated Participant, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant from the Plan for his taxable (calendar) year ending with or within such Plan Year.

          (1) With respect to any distribution of Excess Deferrals, pursuant to (a) above, such distribution:

               (i) normally will be distributed within 2 1/2 months following the close of the Plan Year, but may be postponed to not later than the close of the Plan Year following the Plan Year to which they are allocable;

               (ii) shall be made first from unmatched Tax Saver Deferral and Savings Contributions, and thereafter, simultaneously from Tax Saver Deferral and Savings Contributions which are matched under the Plan and Employer (matching) contributions which relate to such matched Tax Saver Deferrals;

               (iii) shall be adjusted for income; and

               (iv) shall be designated as a distribution of Excess
                    Deferrals and income.

          (2) With respect to the recharacterization of Excess Deferrals pursuant to (a) above, such amounts:

               (i) shall be deemed to have been deferred on the date on which the last of those Highly Compensated Participants with Excess Deferrals to be recharacterized is notified of the recharacterization and its tax effects;

               (ii) shall not exceed the amount of Tax Saver Deferrals on behalf of any Highly Compensated Participant for any Plan Year;

               (iii) shall be treated as Standard Saver
                    Contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). Excess Deferrals recharacterized as Standard Saver Contributions shall continue to be subject to the distribution restrictions imposed on Tax Saver Deferrals.

               (iv) are not permitted if the amount recharacterized plus
                    Standard Saver Contributions actually made by such Highly Compensated Participant, exceed the maximum amount of Standard Saver Contributions determined before application of the Actual Contribution Percentage test that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and

               (v)  shall be adjusted for income.

          (3) Any distribution or recharacterization of less than the entire amount of Excess Deferrals shall be treated as a pro rata distribution or recharacterization of Excess Deferrals and income.

          (4) The determination and correction of Excess Deferrals of a Highly Compensated Participant whose ADR is determined under the family aggregation rules shall be completed as follows:

               (i) If the ADR for the Highly Compensated Participant is determined in accordance with Section 6.1(c)(1)(ii), then the ADR shall be reduced and the Excess Deferrals for the family unit shall be allocated among the family members in proportion to the Tax Saver Deferrals of each family member combined to determine that group's ADR.

               (ii) If the ADR for the Highly Compensated Participant is
                    determined under Section 6.1(c)(1)(i), then the ADR shall first be reduced as required, but not below the ADR of the group members who are not Highly Compensated Participants without regard to family aggregation. The Excess Deferrals resulting from this initial reduction shall be allocated, in proportion to Tax Saver Deferrals, among the Highly Compensated Participants whose Tax Saver Deferrals were combined. If further reduction is required, then Excess Deferrals resulting from this additional reduction shall be determined by taking into account the Tax Saver Deferrals of all family members and the remaining Excess Deferral shall be allocated among them in proportion to their respective remaining Tax Saver Deferrals.

     (b) For Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in subparagraph 6.1(a)(2) above and under Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make Tax Saver Deferrals and to make Standard Saver contributions or receive Employer (matching) Contributions under the Plan or similar deferrals or contributions under any other Plan maintained by the Employer shall have his Actual Contribution Ratio under Section 6.3 reduced as provided under Regulation 1.401(M)-2, the provisions of which are incorporated herein by reference.

     6.3  Actual Contribution Percentage

     (a) The "Actual Contribution Percentage" ("ACP") for Plan Years beginning after December 31, 1986, for the Highly Compensated Participant group shall not exceed the greater of:

          (1)  125 percent of such percentage for the Non-Highly
               Compensated Participant group; or

          (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code
               Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Tax Saver Deferrals under the Plan or under any other cash or deferred arrangement maintained by the Employer and make Standard Saver Contributions or receive Employer (matching) Contributions under this Plan or under any other plan maintained by the Employer shall have his "actual contribution ratio" ("ACR") reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are
               incorporated herein by reference.

     (b) "ACP" for any Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average ACR (calculated separately for each Participant in each group) of:

          (1) the sum of Standard Saver Contributions, Employer (matching) Contributions and Excess Deferrals recharacterized as Standard Saver Contributions on behalf of each such Participant for such Plan Year; to

          (2)  the Participant's "414(s) Compensation" for such Plan Year.

     (c) For purposes of determining the ACP and the amount of Excess Aggregate Contributions under Section 6.4, only Employer (matching) Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.

     (d) For the purpose of determining the ACR of a Highly Compensated Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

          (1) The combined ACR for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions and "414(s) Compensation" of all eligible family members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions and "414(s) Compensation" of all eligible Family Members, including Highly Compensated Participants. However, in applying the $200,000 ($150,000) limit to "414(s)
               Compensation" for Plan Years beginning after December 31, 1988, family members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          (2) The Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions and "414(s) Compensation" of all family members shall be disregarded for purposes of determining the ACP of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1).

          (3) If a Participant is required to be aggregated as a member of more than one family group, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs
               (1) and (2) above.

     (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans this section and Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy Code Section 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this subparagraph (e) only if they have the same Plan Year.

     (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code
Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which Standard Saver Contributions, Employer (matching) Contributions, Excess Deferrals recharacterized as Standard Saver Contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's ACR. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

     (g) For purposes of this Article, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to make Tax Saver Deferrals and receive Employer (matching) Contributions whether or not any Tax Saver Deferral was made or suspended for the Plan Year.

     6.4  Adjustment To Actual Contribution Percentage

     (a) In the event that, for Plan Years beginning after December 31, 1986, the ACP for the Highly Compensated Participant group exceeds the ACP for the Non-Highly Compensated Participant group, the Administrator, normally on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, shall direct the Trustee to distribute to the Highly Compensated Participant having the highest ACR, his portion of Excess Aggregate Contributions (and income allocable thereto) until either one of the tests set forth in Section 6.3(a) is satisfied, or until such Participant's ACR equals the ACR of the Highly Compensated Participant having the second highest ACR. This process shall continue until one of the tests set forth in Section 6.3(a) is satisfied. The distribution of Excess Aggregate Contributions shall be made in the following order:

     (1) Employer (matching) Contributions distributed pursuant to Section 6.2(a)(1)(ii);

     (2) Standard Saver Contributions including Excess Deferrals recharacterized as Standard Saver Contributions;

     (3)  Remaining Employer (matching) Contributions.

     (b) Distribution of less than the entire amount of Excess Aggregate Contributions shall be treated as a pro rata distribution of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be treated as a distribution of Excess Aggregate Contributions (and income).

     (c) Excess Aggregate Contributions, shall be treated as "Employer Contributions" for purposes of Code Sections 404 and 415.

     (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Standard Saver Contributions, Employer (matching) Contributions and Excess Deferrals recharacterized as Standard Saver Contributions on behalf of the Highly Compensated Participant (determined prior to applying this paragraph) less the amount determined by multiplying the Highly Compensated Participant's ACR (determined after applying this paragraph) by his "414(s) Compensation". The ACR shall be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988.

     (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the amount of Excess Deferrals, if any, to be treated as Standard Saver Contributions due to recharacterization for the plan year under any other qualified cash or deferred arrangement maintained by the Employer.

     (f)  The determination and correction of Excess Aggregate
Contributions of a Highly Compensated Participant whose ACR is determined under the family aggregation rules shall be accomplished as follows:

          (1) If the ACR for the Highly Compensated Participant is determined in accordance with Section 6.3(d)(1)(ii), then the ACR shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the family members in proportion to the sum of Standard Saver Contributions, Employer (matching) Contributions and Excess Deferrals recharacterized as Standard Saver Contributions, of each family member combined to determine the group's ACR.

          (2) If the ACR for the Highly Compensated Participant is determined under Section 6.3(d)(1)(i), then the ACR shall first be reduced, as required herein, but not below the ACR of the group of family members who are not Highly Compensated Participants without regard to family aggregation. The Excess Aggregate Contributions resulting from this initial reduction shall be allocated among the Highly Compensated Participants whose Standard Saver Contributions, Employer (matching) Contributions and Excess Deferrals recharacterized as Standard Saver Contributions were combined to determine the initial ACR. If further reduction is required, Excess Aggregate Contributions resulting from this additional reduction shall be determined by taking into account the contributions for all family members and shall be allocated among them in proportion to their respective Standard Saver Contributions, Employer (matching) Contributions and Excess Deferrals recharacterized as Standard Saver Contributions

     6.5  Maximum Annual Additions

          (a) Notwithstanding any provisions herein to the contrary, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year". Other annual limitations on Tax Saver Deferrals, Standard Saver Contributions and Employer (matching) Contributions may apply, as provided in this Plan and under the Code.

          (b) For purposes of applying Code Section 415 limitations "annual additions" shall mean the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions (including Tax Saver and matching contributions); (2) Employee contributions (including Standard Saver Contributions); (3) forfeitures (if any), (4) amounts allocated, after March 31, 1984, to an Employer plan individual medical account, as defined in Code Section 415(l)(2) and (5) amounts derived from contributions after December 31, 1985, attributable to post-retirement medical benefits allocated to a separate account of a key employee under a welfare benefit plan maintained by the Employer. The "25% limitation" referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (under Code Section 419A(f)(2)) after an Employee's separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

          (c) For purposes of applying the limitations of this Section, the transfer of funds from one qualified plan to another is not an "annual addition". In addition, the following are not Employee contributions under this Section: (1) Rollover Contributions; (2) loan repayments under the Plan; (3) repayments of distributions received by an Employee under Code
Section 411; and (4) Employee contributions to a simplified employee pension plan.

          (d) For purposes of applying the limitations of this Section, "415 Compensation" shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions, compensation based on a percentage of profits, tips and bonuses and in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant's earned income under Section 401(c)(2) paid during the "limitation year".

          "415 Compensation" shall exclude (1) contributions made by the Employer to a plan of deferred compensation to the extent that, before application of the Section's limitations, the contributions are not includable in the Employee's gross income for the taxable year contributed;
(2) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution; (3) Employer contributions made on behalf of an Employee to a simplified employee pension plan to the extent excludable from gross income; (4) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in gross income when distributed, except amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in gross income; (5) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(6) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (7) other amounts receiving special tax benefits, including group term life insurance premiums (to the extent that the premiums are not includable in gross income) and contributions made by the Employer towards the purchase of an annuity contract described in Code Section 403(b). For purposes of this Section "415 Compensation" shall be calculated by not including amounts that would otherwise be excluded from gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of contributions pursuant to a salary reduction agreement, Code Section 403(b).

          (e) "Limitation Year" shall mean the Plan Year.

          (f) The above dollar limitation under Code Section 415(b)(1)(A) shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

          (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated), ever maintained by the Employer shall be treated as one defined contribution plan.

          (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control, is a member of an affiliated service group, or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

          (i) For the purpose of this Section, if this Plan is a Code
Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

          (j) If a participant participates in more than one defined contribution plan maintained by the Employer which have different Plan Years, the maximum Annual Additions under this Plan shall equal the maximum Annual Addition for the Limitation Year minus any Annual Additions previously credited to such Participant's accounts during the "Limitation Year".

          If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Plan Year, Annual Additions will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

          If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Plan Year, the maximum Annual Additions under this Plan shall equal the product of (A) the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited above multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

          (k) If an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0.

          (l) The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          (m) The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contributions plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, (whether or not terminated) maintained by the Employer, and Annual Additions attributable to welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer) and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or thirty-five percent (35%) of the Participant's Compensation for such year.
          If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat Employee contributions as annual additions.

          (n) Notwithstanding the foregoing, for any Limitation Year in which the Plan is Top Heavy, 100% shall be substituted for 125% under subparagraph (l) and subparagraph (m) unless an extra allocation is being provided. For any Limitation Year in which the Plan is Super Top Heavy, 100% shall be substituted for 125%.

          (o) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any Limitation Year for any Participant, the Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of the fractions shall not exceed 1.0 in any Limitation Year for such Participant.

          (p) If, as a result of any allocation of unused forfeitures, if any, error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall apply, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) (2) return any voluntary Employee contributions credited for the Limitation Year to the extent necessary to return would reduce the Excess Amount in the Participant's accounts (3) hold any Excess Amount remaining after the return of voluntary Employee contributions in a suspense account (4) use the suspense account in the next Limitation Year (and succeeding years, if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year, or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next Limitation Year (and succeeding Limitation Years, if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "Annual Additions" are made to the Plan for such Limitation Year and (5) reduce Employer contributions to the Plan for such Limitation Year by the amount of the "Section 415 suspense account" allocated and reallocated during such Limitation Year.

          (q) "Excess Amount" shall mean for a Participant for each Limitation Year the excess, if any, of (1) the Annual Additions which would be credited to his account under the terms of the Plan without regard to the limitations of the Code Section 415 over (2) the maximum Annual Additions determined above.

          (r) The suspense account maintained under this Section shall not share in any earnings or losses of the Trust Fund.

          (s) The Plan may not distribute Excess Amounts under the Section, other than voluntary Employee contributions.

          (t) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                                 ARTICLE SEVEN
                            INVESTMENTS AND ACCOUNTS

     7.1  Investment Funds.

          (a) The following Funds shall be maintained and available under the Plan, but only if and to the extent that the Committee determines that such Funds shall be maintained and available:

               (i) Central Fidelity Stock Fund - This Fund shall consist principally of common stock of the Corporation. The Trustee shall purchase common stock of the Corporation from time to time in the open market, as required, in accordance with a non-discretionary purchasing program; provided, that at the direction of the Committee, the Trustee shall purchase authorized but unissued shares of such common stock. The common stock of the Corporation held by the Trustee in the Central Fidelity Stock Fund shall be voted by the Trustee at each annual meeting and special meeting of the stockholders of the Corporation in accordance with the instructions of the Participants, unless to do so would violate the provisions of ERISA. The Trustee shall vote all such common stock in proportion to the interests in the CFB Fund of the Participants from whom the Trustee receives voting instructions on a timely basis with respect to such Participants' interests. The Corporation shall cause each Participant to be provided with a copy of a notice of each stockholder meeting and the proxy statement of the Corporation in respect thereof, together with an appropriate form on which the Participant may indicate voting instructions.

               (ii) Equity Fund: The primary investment objectives of the Equity Fund shall be the long-term growth of the assets (A) in common and preferred stocks and securities convertible into common stock or other similar types of equity securities; (B) in interests in mutual funds or similar investment companies which invest principally in the securities described in clause (A); and
          (C) collectively with funds of other trusts exempt from taxation under Section 501(a) of the Code by reason of qualifying under
          Section 401(a) of the Code through the medium of any common, collective or commingled trust that has been or may hereafter be established by the Trustee and that invests principally in the securities described in clause (A). The assets of the Equity Fund also may include cash and fixed income securities (including corporate obligations and obligations of the United States Government or agencies thereof).

               (iii) Income Fund (effective July 1, 1990, The Capital Preservation Fund): The Capital Preservation Fund may consist principally of one or more contracts between an insurance company or companies and the Trustee that shall be entered into at the direction of the Committee. The assets of the Fund also may include cash and fixed income securities (including corporate obligations and obligations of the United States Government or agencies thereof).

               (iv) Money Market Fund: The Money Market Fund shall consist principally of interests in one or more short-term investment funds selected by the Committee. The assets of the Money Market Fund also may include cash and fixed income securities (including corporate obligations and obligations of the United States Government or agencies thereof).

               (v) Loan Fund: The Loan Fund shall consist of loans made pursuant to the Committee's approval of a Participant's request for a loan in accordance with Section 11.1, and any interest thereon. The Loan Fund shall not be available to receive allocations and transfers of funds at the direction of any Participant, but shall be administered solely in connection with loans to pursuant to Article Eleven.

          (b) Notwithstanding anything in the Plan to the contrary, the Trustee may, in its discretion and in accordance with the provisions of the Trust Agreement, hold all or part of the assets allocated to one or more of the Funds in cash or cash equivalents.

          (c) Dividends, interest and other distributions with respect to assets allocated to a Fund shall be allocated to, and reinvested in, that Fund. Expenses incurred by the Trustee with respect to a Fund shall be allocated to that Fund.

     7.2  Allocation of Contributions.

          (a) All Employer Contributions shall be allocated to the Central Fidelity Stock Fund, except that Employer Contributions made with respect to a former Participant who terminated employment with the Employers on or before December 31 of the Plan Year for which such contribution is made may be held in cash or cash equivalents until final distribution.

          (b) All Tax Saver Deferrals and Standard Saver Contributions shall be allocated by the Participant in writing in accordance with the following rules:

               (i) A Participant's Tax Saver Deferrals and Standard Saver Contributions may be allocated, in 25% increments, to any one, two, three or four of the available investment Funds (other than the Loan Fund) maintained under Section 7.1;

               (ii) If the Participant makes both Tax Saver Deferrals and Standard Saver Contributions, both such Contributions shall be allocated to the funds in the same 25% increments; and


          (c) If a Participant fails to make an effective allocation in accordance with this Section, all of the Participant's Tax Saver Deferrals and Standard Saver Contributions shall be allocated to the Money Market Fund.

     7.3  Change in Allocation.

          (a) A Participant may change a direction previously given by submitting a written notification to the Committee directing such a change, effective as of any Entry Date that occurs at least 30 days after the Committee's receipt of the notification.

          (b) By submitting a written notification to the Committee at least 30 days prior to any Entry Date of a Plan Year, a Participant may direct that 25%, 50%, 75%, or 100% of the value of his Accounts attributable to a particular Investment Fund be liquidated and transferred to any of the other available Investment Funds. The liquidation and transfer shall take place at such time and in such manner as the Trustee, in its discretion, deems to be prudent and in the best interests of the Participants and their Beneficiaries. A Participant's affected Accounts shall be debited and credited with the appropriate amounts in order to reflect the reallocation.

     7.4  Valuation.

          (a) As of each Valuation Date, the Trustee shall determine (i) the number of shares of the Corporation's common stock in the Central Fidelity Stock Fund; (ii) the number of such shares that have been allocated to each of the Participant's Accounts; and (iii) the fair market value of the assets in each Fund and each Participant's interest in each Fund.

          (b) The Trustee shall make the valuations called for by subsection (a) in accordance with sound and accepted banking and trust accounting practices. Such valuations shall reflect the current fair market value of the assets in each Fund (as determined by the Trustee), and all Contributions and withdrawals or distributions since the most recent Valuation Date.

     7.5  Accounts.

          (a) The Participant's interest in each Fund that is allocable to his Tax Saver Deferrals and Standard Saver Contributions shall be credited to his Account. The Participant's interest in the Central Fidelity Stock Fund that is allocable to Employer Contributions shall be credited to the Participant's Employer Account. Any loan to a Participant shall be credited to his Loan Account. The Loan Account shall be credited with interest earned by the Loan Fund; provided, however, that no interest shall be credited to the Loan Account of a Participant whose loan is in default.

          (b) Each Account shall be adjusted on the basis of the balance in each Participant's Account to reflect the current fair market value and the gains, losses, income, and expenses of the Funds to which the Accounts are allocated and the amount of any withdrawals or distributions with respect to the Participant.

          (c) At least once in each Plan Year each Participant shall be furnished a statement setting forth the value of each of the Participant's Accounts and, to the extent that the Participant's Accounts are invested in the Central Fidelity Stock Fund, the number of shares allocated to the Participant's Accounts.

                                 ARTICLE EIGHT
                                    VESTING

     8.1 Vesting in Accounts. A Participant shall be fully vested at all times in all Accounts.

                                  ARTICLE NINE
                            DISTRIBUTIONS GENERALLY

     9.1  Termination of Employment.

          (a) A Participant who terminates employment with an account balance of $3,500 or less shall receive a single lump sum payment of an amount equal to the value of his Accounts determined by the Trustee as of a Valuation Date following his date of separation. If the Participant is receiving shares of Corporation stock, the Participant also shall receive dividends payable on such shares arising by the actual date of distribution of such shares. Any other Participant who terminates employment for any reason other than death shall begin to receive a distribution of an amount equal to the value of all of his Accounts determined by the Trustee as of a Valuation Date following the Participant's election to commence distribution. Distribution shall be made to the Participant as soon as practicable following such Valuation Date, usually within 75 days and always within the maximum time allowed under law. If the Participant dies after terminating employment, but before distribution is made by the Trustee, the distribution shall be made to the Participant's Beneficiary.

          (b) If a Participant terminates employment with the Employer and the Affiliates during a Plan Year, the Participant also shall be entitled to a distribution of the value of his Employer Account attributable to Employer Contributions made after the close of the Plan Year during which the Participant terminated employment.

     9.2 Form of Payment. Upon termination of employment, death, disability or retirement, a Participant or Beneficiary of a deceased Participant with an account balance exceeding $3,500 shall receive payment of his Plan benefits in one of the following ways, as he shall elect:

     (a)  A single lump sum payment.

     (b) Installments over a period not to exceed five years. Such installments may be paid quarterly, semi-annually or annually.
Furthermore, prior to commencement of distribution, a Participant may make a one-time, irrevocable election to have his Plan assets segregated during the term of payment in a separate interest bearing account. Absent such an election, said assets shall remain in the general fund and shall be adjusted to reflect gains, losses, income and expenses, if any, of the fund.

     (c) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the participant, after receiving the notice, affirmatively elects a distribution.

     9.3  Transfer of Assets

          (a) Notwithstanding any other provision contained in this Plan, the Trustee, at the direction of the Administrator, may transfer the vested portion of the Account of such Participant eligible for a distribution to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer, provided, however, that such new employer shall represent in writing that such trust qualifies under the requirements of Code Section 401(a) and that it permits the transfer to be made.

          (b) With respect to distributions made after January 1, 1993, notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this section,

               (i) "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annual) made for the life (or life expectancies) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9)of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

               (ii) "eligible retirement plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 403(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

              (iii) "distributee" shall include an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse or is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse;

               (iv) "direct rollover" is defined as a payment by the plan to the eligible retirement plan specified by the distributee."

     9.4  Death Benefits.

          (a) If a Participant dies while in the employment of the Employer or an Affiliate, the Participant's Beneficiary shall elect a form of payment under Section 9.2. The value of all Accounts of the Participant shall be determined as of the Valuation Date next following the date on which the Committee receives written notification of the Participant's death and all other information or documentation that it may require.

          (b) In the event that the Participant is married at the time of death, the Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

     (1)  the spouse has waived the right to be the Participant's
Beneficiary, or

     (2) the Participant is legally separated or has been abandoned (but solely as recognized under applicable state law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

     (3)  the Participant has no spouse, or

     (4)  the spouse cannot be located.

     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary, unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish this right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

     (c) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     (d) The value of any additional Employer Contribution paid on behalf of a deceased Participant shall be paid to the Beneficiary in a manner to be determined by the Committee.

     9.5 Method of Payment. All payments or distributions from the Plan to or on behalf of Participants, shall be made as follows:

               (a) Distributions or payments (other than loans) from the Central Fidelity Stock Fund shall be made in shares of common stock of the Corporation or, at the election of the recipient and subject to the approval of the Committee in its discretion, in cash; provided, that the value of any fraction of a share of such stock shall be paid in cash; and further provided, that any loan made with respect to a Participant's interest in the Central Fidelity Stock Fund shall be paid in cash.

               (b) Any remaining portion of the payment shall be paid in cash.

               (c) Upon the request of the affected Participant or Beneficiary in accordance with such requirements as the Committee may prescribe, payments shall be made in equal installments over a period that does not exceed five years. While any such installments are being paid, the Trustee, upon the request of the affected Participant or Beneficiary, shall segregate the assets attributable to the Participant's affected Accounts and invest them separately in such manner as the Trustee determines in its sole discretion. The value of the Participant's affected Accounts shall be adjusted thereafter to reflect any gains, losses, income, and expenses associated with such separate investment. Any request to segregate must be made before the payment of the installments commences, and the request may not be revoked once the payment of installments has commenced. If no request to segregate is made, the value of the Participant's affected Accounts will continue to be adjusted, while any installments remain unpaid, to reflect any gains, losses, income, and expenses of the Funds to which the Accounts are allocated.

     9.6  Limitations on Distributions from Tax Saver Account.

               (a) Except as provided in Section 10.6, amounts allocated to a Participant's Account under the Tax Saver Program shall not be distributed to the Participant or his Beneficiary before the earliest of the Participant's

                    (i)  retirement,

                    (ii) death,

                    (iii) date of eligibility for benefits under the
               Central Fidelity Banks, Inc. Long-Term Disability Insurance
               Plan,

                    (iv) termination of employment with the Employer and
               the Affiliates, or

                    (v)   attainment of age 59-1/2.

     9.7  Limitations on Methods of Distribution.

               (a) Effective January 1, 1989, and as otherwise restricted under all other provisions of this Plan, a Participant's Account must be distributed (or must begin to be distributed) not later than the April 1 following the calendar year in which the Participant reaches age 70-1/2, unless subsection (e) applies.

               (b) Distributions from the Plan must be made in a lump sum or in installments over a period not to exceed five years, unless the Participant is still actively employed. For active Employees over age 70-1/2 only, payment may be made over the Participant's life or life expectancy. In any event, in accordance with the Code, such installments must be paid over a period not exceeding:

                    (i)  the life of the Participant,

                    (ii) the joint lives of the Participant and the
               Participant's Beneficiary;

                    (iii) a period not extending beyond the Participant's
               life expectancy, or

                    (iv) a period not extending beyond the joint life
               expectancy of the Participant and the Participant's
               Beneficiary.

               (c)  If:

                    (i) after the Participant's death any benefit payments are scheduled to be made in respect of the Participant under the Plan, or

                    (ii) the benefit payments have commenced to the Participant's spouse in accordance with a method of distribution permitted by Section 9.2 and the spouse dies before the benefit payments have been fully distributed;

                    (iii) any remaining benefit payments that are payable under the term of the Plan shall be distributed within five years after the Participant's death or the death of the Participant's spouse.

               (d) The purpose of this Section 9.7 is to limit the manner in which benefit payments may be made under the Plan. This Section 9.7 does not confer any rights or benefits upon any Participant, spouse, beneficiary, or any other person.

               (e) This Section 9.7 shall not apply to any method of distribution properly designated by a Participant on or before December 31, 1983, under the terms of the Plan as in effect before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal
Responsibility Act of 1982.

               (f) If a Participant terminates employment before his 65th birthday and the present value of the Participant's vested Account balance exceeds $3,500, the Participant must consent to a distribution before it may be made. If the terminated Participant does not consent to the distribution, such Participant's vested interest in his Account will be held in the Trust Fund until the earlier of (1) the date of distribution following receipt of a final distribution form by the Plan Administrator; or (2) December 31 of the calendar year of the Participant's 65th birthday.


               (g) If a Participant dies after payments have begun, then his remaining vested Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

               (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 9.2 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

               (i) However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2 and must be made within 5 years from such date. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

               (j) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation.


               (k) In any event, any form of distribution otherwise provided for under the Plan will comply with the minimum distribution and incidental benefit requirements of Code Section 401(a)(9) and Regulation 1.401(a)(9)-2.

                                  ARTICLE TEN
                         WITHDRAWALS DURING EMPLOYMENT

     10.1 In General.

               (a) A Participant may elect, upon written notification to the Committee, to make withdrawals from his Account attributable to Standard Saver Contributions. A Participant who has attained age 59-1/2 may elect, upon written notification to the Committee, to make withdrawals from his Accounts attributable to Tax Saver Deferrals. Any such withdrawal shall be made as of the next Valuation Date that occurs at least 30 days after the Committee receives the Participant's written notification. A Participant must designate in writing the Funds from which the withdrawal shall be made in a manner consistent with the provisions of Sections 10.2. If no designation as to fund reduction is provided, funds shall be reduced on a pro-rata basis, to the extent practicable, to provide the withdrawal.

               (b) The amount of any withdrawal elected or requested under this Article Ten shall be at least equal to $500 or the maximum amount that may be withdrawn under Sections 10.2 through 10.8.

     10.2 Ordering of Withdrawals. Any withdrawal elected or requested by a Participant shall be charged against a Participant's Account according to the following order:

               (a) A Participant may make a withdrawal from the Participant's Rollover Account or Deductible Contribution Account, if any, at any time without regard to any other type of withdrawal elected or requested;

               (b) A Participant who has attained age 59-1/2 may make a withdrawal from the Participant's Accounts attributable to the Tax Saver Program only after all amounts have been withdrawn from his Account attributable to the Standard Saver Program;

               (c) For purposes of tax accounting for distributions, Standard Saver Contributions from January 1, 1987 forward, and any earnings thereon, shall be considered a "separate contract" under Section 72(e) of the Code.

     10.3 Withdrawals from Standard Saver Program. A Participant may elect to withdraw all or a part of the value of his contributions under the Standard Saver Program. Upon making such a withdrawal, the Participant shall be suspended from making Participant Contributions until the Entry Date next following the expiration of six months from the Valuation Date as of which the withdrawal is made. The six-month suspension shall run concurrently with any other suspension, except one under Section 10.5 or 10.6, imposed by the Plan.

     10.4 Withdrawals from Tax Saver Program After Age 59-1/2. If a Participant has attained age 59-1/2, the participant may elect to withdraw all or a part of the value of his Accounts under the Tax Saver Program. Upon making such a withdrawal, the Participant shall be suspended from making Tax Saver Deferrals until the Entry Date next following the expiration of six months from the Valuation Date as of which the withdrawal is made. The six-month suspension shall run concurrently with any suspension, except one under Section 10.5 or 10.6, imposed by the Plan.

     10.5 Employer Contribution Hardship Withdrawals.

               (a) The Participant may apply in writing to the Committee for an Employer Contribution Hardship Withdrawal from the Participant's Employer Account. The request shall include evidence of financial hardship, defined below, and the amount of the requested Employer Contribution Hardship Withdrawal. The Committee shall consider the request as soon as practicable after receipt of the request and shall apply uniform standards in considering and granting such requests to all persons similarly situated. The Employer Contribution Hardship Withdrawal shall be permitted only if and to the extent that the Committee approves the Participant's request. The Committee's approval shall be based on the nature and extent of the Participant's financial hardship.

               (b) For purposes of this Section, the term "financial hardship" means circumstances arising from an accident or illness of the Participant or his dependents, the education of the Participant's children, the cost of purchasing a principal residence for the Participant and the Participant's immediate family, or other events that subject the Participant to a significant financial burden for which the Committee determines that the Participant's present financial resources are insufficient.

               (c) The maximum amount that a Participant may withdraw as an Employer Contribution Hardship Withdrawal shall be the value of the Participant's Employer Account, including any gains or earnings thereon, as of the date of the withdrawal, reduced by any amounts allocated to the Participant's Employer Account during the twelve (12) months immediately preceding the date as of which the withdrawal is made.

               (d) Upon making an Employer Contribution Hardship Withdrawal, a Participant shall be suspended from benefiting from Tax Saver Deferrals and from making Standard Saver Contributions until the Entry Date next following the expiration of six months from the Valuation Date as of which the withdrawal is made. Such six-month suspension shall not begin until any suspension period that is imposed by Section 10.3 or 10.4 has expired.

     10.6 Tax Saver Hardship Withdrawals.

               (a) A Participant who has not attained age 59-1/2 may apply in writing to the Committee for a Tax Saver Hardship Withdrawal from the Participant's Accounts under the Tax Saver Program. The Committee, in its sole discretion, may grant a Tax Saver Hardship Withdrawal to the Participant if, and only if, it determines that the criteria and procedures set forth in Appendix B have been fulfilled.

     10.7 Amount, Timing and Allocation of Withdrawals. A payment to a Participant pursuant to this Article shall be based on the value of the applicable Accounts on the Valuation Date as of which the withdrawal is made. The amount withdrawn shall be distributed as soon as practicable after such Valuation Date. All withdrawals from the Participant's Tax Saver Account or Participant Accounts shall be made from each of the Funds in which such Accounts are invested in accordance with the Participant's written designation. The Participant's Accounts shall be appropriately adjusted to reflect any withdrawal.

     10.8 No Restoration of Withdrawals. No amount withdrawn by a Participant pursuant to this Article may be subsequently replaced or restored by the Participant.

     10.9 Resumption of Contributions. After the applicable suspensions expire, a Participant may make a Tax Saver Election and/or resume making Participant Contributions to the Plan only by giving written notification to the Committee, effective as of any Entry Date that commences (a) after the suspension expires and (b) at least 30 days after the receipt by the Committee of the written notification.

     10.10 Lump Sum Distributions in Event of QDRO Directing Immediate Lump Payouts to Alternate Payee. Notwithstanding any conflicting provision of
Article IX or this Article X to the contrary, and in accordance with the administration of domestic relations orders as provided under Section 12.12 hereof, any domestic relations order which is otherwise determined to be qualified hereunder and in accordance with Internal Revenue Code Section 414(p) shall not be considered not qualified solely because it provides for an immediate single sum distribution to an Alternate Payee under such order; and, if such order provides for an immediate single sum payment and is otherwise qualified, an immediate alienation of the subject participant's interest and a single sum distribution to the Alternate Payee shall be provided. Except for an order that is otherwise a qualified domestic relations order and provides for an immediate single sum distribution to an Alternate Payee, no alienation and payment under this Plan shall be allowed with respect to a domestic relations order, except as otherwise permissible under the distribution and withdrawal provisions of Articles IX and X.

                                 ARTICLE ELEVEN
                               PLAN LOAN PROGRAM

     11.1 In General.

               (a) Subject to the provisions contained in Appendix C to the Plan, a Participant or Beneficiary thereof (hereinafter referred to in this Article as a "Participant") may borrow from his Savings Account all or a portion of the amount attributable to his Tax Saver Deferrals or Rollover Account (exclusive of any deductible employer contributions made prior to January 1, 1987) by making a written application to the Committee. If a Participant has a Rollover Account, loans will first be made from the Rollover Account and second from his Tax Saver Deferrals. A Participant must designate the Funds that will be the source of the cash that will be borrowed. If the Committee, or subcommittee thereof, approves the loan, the Funds in which the Participant's Savings Account is then invested shall be liquidated in accordance with the Participant's written designation to the extent required to provide sufficient cash for the Trustee to make the loan. The cash shall be transferred to the Loan Fund (and the loan to the Participant shall be credited to his Loan Account) from which all loans hereunder shall be made. If the Participant is married, the Participant's spouse must consent in writing to the loan.

               (b) The Trustee shall allocate the individual interest repayments received by the Loan Fund to each loan recipient's account.
The interest so allocated shall then be allocated among and invested in the then available Funds in the same proportions as the current Contributions on behalf of each such Participant are invested; provided, that if the Participant's Contributions have been suspended, such interest shall be invested in accordance with the most recent investment election by the Participant with respect to Contributions on his behalf.

               (c) A Participant's repayment of the principal of a loan hereunder shall reduce the Participant's outstanding principal balance in his Loan Account and shall be allocated to the Participant's Tax Saver Deferrals or Rollover Account, as applicable, and invested in the then available Funds in the same proportions as the current Contributions on behalf of each such Participant are invested; provided, that if the Participant's Contributions have been suspended, such repayments shall be invested in accordance with the most recent allocation Tax Saver Election by the Participant.

               (d) This Plan Loan Program and the provisions set forth in Appendix C shall be administered by the Committee, who shall have complete discretionary authority to construe the terms of this Loan Program provided that such discretion is exercised in a nondiscriminatory manner.

                                 ARTICLE TWELVE
                                 ADMINISTRATION

     12.1 The Committee. A committee of not less than three members shall have the responsibility for the administration of the Plan. The members of the Committee shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. The members of the Committee shall elect a chairman from among its members and shall elect a secretary who may, but need not, be one of the members of the Committee. The Committee may allocate its responsibilities for the administration of the Plan among its members or among any subcommittee(s) it may appoint and may designate persons other than its members to carry out its responsibilities under the Plan, all in accordance with Section 405(c) of ERISA.

     12.2 Meetings. The Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions.

     12.3 Quorum. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions of other actions taken by the Committee shall be by vote of a majority of those present at the meeting of the Committee, or without a meeting by an instrument in writing signed by all the members of the Committee at such time in office.

     12.4 Expenses. The reasonable expenses incident to the operation of the Plan, including the compensation of the Trustee, attorneys, advisors, actuaries, fiduciaries, and such other persons providing technical and clerical assistance as may be required, shall be authorized by the Committee to be paid out of the Trust Fund, except to the extent that the Employer elects to pay all or part thereof directly.

     12.5 Powers and Duties. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties:

               (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

               (b) To interpret the Plan and to decide any and all matters arising hereunder; including the right to remedy possible ambiguities, inconsistencies or omissions; provided, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

               (c) To compute the amount of benefits that shall be payable to any Participant, former Participant, spouse, or other person in accordance with the provisions of the Plan;

               (d) To authorize disbursements from the Trust Fund. Any instructions of the Committee shall be evidenced in writing and signed by a member of the Committee or a delegate that has been given such authority;

               (e) To appoint other persons to carry out such responsibilities under the Plan as it may determine;

               (f) To employ one or more persons to render advice with respect to any of its responsibilities under the Plan; and

               (g) To appoint one or more investment managers (as that term is defined by Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) any assets of the Trust Fund.

     12.6 Benefit Claims Procedure.

               (a) A claim for a benefit under the Plan by any person shall be filed by submitting to the Committee a written application on a form acceptable to the Committee. The Committee shall consider the claim and within 90 days after receipt of the claim (or within 180 days if the Committee determines that special circumstances require an extension of time and so notifies the claimant) it shall issue its determination in writing.

               (b) In the event of a denial of a claim, the Committee will give the claimant notice in writing of such denial, which notice will set forth (i) the specific reason(s) for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claim review procedure.

               (c) Within 60 days after receipt of the notice of denial described in subsection (b), above, the claimant may request a review of such denial by filing a notice of appeal in writing with the Committee.
The Committee, in its discretion, may request a meeting to clarify any related matters it deems appropriate. In connection with the appeal, the claimant (or the claimant's duly authorized representative) may review pertinent documents and may submit issues and comments in writing to the Committee. The Committee shall decide the issues raised by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth its decision and the reasons for the decision. The Committee's decision will be made not more than 60 days after it has received the claimant's request for review, unless the Committee determines that special circumstances require an extension of time and so notifies the claimant, in which case a decision will be made not more than 120 days after it has received the request for review. All interpretations, determinations and decisions of the Committee in respect of any claim will be final and conclusive.

     12.7 Member's Own Participation. No member of the Committee may act or vote on a decision of the Committee specifically relating to the member's own participation in the Plan.

     12.8 Service in More Than One Fiduciary Capacity. The members of the Committee and any other person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with Section 402(c)(1) of ERISA.

     12.9 Professional Assistance. The Employer and the Committee may each engage accountants, actuaries, attorneys, physicians and such other personnel as they deem necessary or advisable for the proper administration of the Plan. The Employer and the Committee, and their delegates and representatives, will be entitled to obtain and act on the basis of all tables, valuations, certificates, opinions and reports furnished by any accountant, actuary, attorney, physician or other person so engaged.

     12.10 Plan Administrator. The Corporation shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA.

     12.11 Uniform Administration. Whenever in the administration of the Plan any action by the Committee or the Corporation is required, such action shall be uniform in nature as applied to all persons similarly situated.

     12.12 Domestic Relations Orders and Distributions.

               (a) If the Trustee or the Committee receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Committee shall take the following steps:

                    (i) The Committee shall direct the Trustee to segregate and hold in a Determination Period Account (defined below) the amounts that will be payable to the Alternate Payees (defined below) with respect to the Determination Period Account if the order is a Qualified Domestic Relations Order (defined below).

                    (ii) The Committee shall promptly notify the named
               Participant and any Alternate Payees of the receipt of the domestic relations order and of the Committee's procedures for determining if the order is a Qualified Domestic Relations Order.

                    (iii) The Committee shall determine whether the order
               is a Qualified Domestic Relations Order under the provisions of Section 414(p) of the Code.

                    (iv) The Committee shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

               (b) If, within 18 months of receipt of the domestic relations order, the order is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the Determination Period Account to the persons entitled thereto pursuant to the order.

               (c) If, within 18 months of receipt of the domestic relations order, (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Committee shall direct the Trustee to pay the amounts held in the Determination Period Account to the Participant or other person who would have been entitled to such amounts if there had been no order.

               (d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-month period, the determination shall be applied prospectively only.

               (e) For the purposes of this Section, the following terms shall have the following definitions:

               Alternate Payee - Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

               Determination Period - The period of up to 18 months during which the Committee shall determine the qualified status of a domestic relations order.

               Determination Period Account - A segregated account established by the Trustee at the direction of the Committee, in which amounts which may be payable to an Alternate Payee shall be held. A Determination Period Account shall be held in an interest-bearing account and credited with earnings of that account.

               Qualified Domestic Relations Order - Any domestic relations order or judgment that meets the requirements set forth in
               Section 414(p) of the Code.

                                ARTICLE THIRTEEN
                           AMENDMENT AND TERMINATION

     13.1 Right to Amend. Amendments or changes in any of the provisions or terms of the Plan may, pursuant to resolutions duly adopted by the Board or the Benefits Committee, be made at any time or times for any reason in the discretion of the Board; provided, that, except as permitted by ERISA and the Code, no such amendment or change shall make it possible for any part of the assets of the Plan to be used for any purpose other than the exclusive benefit of Participants, former Participants, and their Beneficiaries and the payment of reasonable Plan administration expenses. The consent of any Employer, Participant, former Participant, Beneficiary or other person shall not be requisite to any amendment of or change to the Plan.

     13.2 Continuance of Plan Upon Acquisition of Corporation. The Plan shall not terminate automatically upon the acquisition of the Corporation by any other company or the merger of the Corporation into any other company; rather, the Plan shall be continued after such acquisition or merger, provided that the successor company agrees to continue the Plan.

     13.3 Merger or Consolidation. To the extent that Section 414(1) of the Code is applicable, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan, unless each Participant or former Participant would receive a benefit immediately after the merger, consolidation, or transfer (if the transferee plan had then terminated) that is equal to or greater than the benefit the Participant or former Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated) or unless such alternative requirements that may be imposed by the appropriate government agencies are satisfied.

     13.4 Termination of the Plan.

               (a) While the Plan was established as a permanent program, the Corporation reserves the right to terminate the Plan, partially or in its entirety, at any time by a resolution of the Board. The Plan is entirely voluntary on the part of each Employer and the continuance of the Plan and the benefits thereunder are not assumed as a contractual obligation by any Employer.

               (b) In the event that the Board adopts a resolution to terminate the Plan, the Plan shall be terminated as of a date specified in the resolution.

               (c) In the event of the termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected Participants in their Accounts shall be nonforfeitable and the value of each affected Participant's Account shall be distributed in such manner and at such time as the Committee shall direct.

                                ARTICLE FOURTEEN
                           TOP-HEAVY PLAN PROVISIONS

     14.1  Determination of Top-Heavy Status.

               (a) As soon as practicable after the first day of each Plan Year the Plan Administrator shall determine whether the Plan is a top-heavy plan in accordance with the provisions of this Article Fourteen.

               (b) If, as of any determination date, as defined below, the Plan is determined to be a top-heavy plan, the provisions of Section 14.4 shall take effect as of the first day of the Plan Year next following the determination date and shall continue to be in effect until the first day of any subsequent Plan Year following a determination date as of which it is determined that the Plan is no longer a top-heavy plan.

     14.2  Definitions Concerning Top-Heavy Status.

               (a) A "key employee" shall mean any Participant who qualifies, as of the determination date, as a key employee within the meaning of Section 416(i) of the Code and the Treasury Department regulations promulgated thereunder.

               (b) A "non-key employee" shall mean any Participant who is not a key employee as of the determination date.

               (c) The "determination date" shall be the December 31 immediately preceding the Plan Year for which the determination is made.

               (d) The "top-heavy ratio" shall be the percentage calculated in accordance with Section 416(g) of the Code and the Treasury Department regulations promulgated thereunder determined as of a determination date and the Valuation Date coincident therewith.

               (e) The "top-heavy contribution percentage" shall be, for each Plan Year in which the Plan is top-heavy, the percentage of total compensation contributed by the Employer in accordance with Section 5.7 to the account of the key employee for whom such percentage is the highest with respect to such Plan Year; provided, that for purposes of determining the top-heavy contribution percentage, contributions made under all tax-qualified defined contribution plans of the Employer and the Affiliates shall be aggregated. If the top-heavy contribution percentage is less than 3%, the amounts contributed as a result of Tax-Deferred Contributions will be included in determining the amount of contributions made on behalf of key employees.

               (f) For purposes of this Article Fourteen, the term "total compensation" shall have the meaning provided under Code Section 414.

               (g) The Plan shall be a "top-heavy" plan if, as of any determination date, (i) the top-heavy ratio exceeds 60 percent, or (ii) it is in a "top-heavy group" as defined in Section 416(g) of the Code and the Treasury Department regulations promulgated thereunder.

     14.3  Calculation of Top-Heavy Ratio.

               (a) In determining the top-heavy ratio with respect to any Plan Year, the valuation Date coinciding with the determination date shall be used.

               (b) In determining the top-heavy ratio with respect to any Plan Year, the Plan shall be aggregated with all tax-qualified defined benefit and defined contribution plans maintained by the Employer and the Affiliates.

     14.4 Effect of Top-Heavy Status. For each Plan Year in which the Plan is top-heavy:

               (a) As of a date not later than the last day of any Plan Year in which the Plan is a top-heavy plan, the Employer shall contribute to the Employer Account of each Participant an amount that, when added to the contributions made by the Employer for such Participant (and any forfeitures allocated to the accounts of such Participant) for such Plan Year under all other defined contribution plans of the Employer, is not less than the lesser of 3 percent or the top-heavy contribution percentage of such Participant's total compensation for such Plan Year. Such a contribution shall be in lieu of, and not in addition to, any Employer Contribution that would otherwise have been made to the Employer Account of each Participant under Article Five; except that in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Tax Saver Deferrals and Employer (matching) contributions needed to satisfy the "Actual Deferral Percentage" and "Actual Contribution
Percentage" tests shall not be taken into account.   Further,  with respect
to any Plan Year in which the Plan is top-heavy and the Central Fidelity Banks, Inc. Retirement Plan also is top-heavy, as defined therein, the Employer is not required to make any contribution pursuant to this subsection (a) with respect to such Participant; and further provided, that if a contribution pursuant to this subsection (a) is made for any Participant, the contribution will be made regardless of whether such Participant makes Tax Saver Contributions or Standard Saver Contributions for the Plan Year;

               (b) The "1.25" limitation of paragraph 6.5 shall be applied by substituting "1.0".

     14.5 Effect of Discontinuance of Top-Heavy Status. If,for any Plan Year after the Plan has been top-heavy, the Plan is no longer top-heavy, the provisions of Section 14.4 other than the restriction set forth in
Section 14.4(b), shall not apply with respect to the Plan Year in which the Plan is not top-heavy; provided, that the vested and nonforfeitable percentage of the Employer Account of each Participant shall not be reduced on account of the discontinuance of the Plan's top-heavy status; and further provided, that if the vesting schedule (if any) under the Plan as in effect in the Plan Year in which the Plan is no longer top-heavy is less favorable in any respect than the vesting schedule (if any) set forth in Article Eight hereof, the vested percentage of any Participant who was a Participant in a Plan Year in which the Plan was top-heavy and who has completed at least three (3) Years of Service as of the first day of the Plan Year in which the Plan is no longer top heavy shall be determined in accordance with Article Eight hereof notwithstanding anything in the Plan to the contrary.

     14.6 Intent of Article Fifteen. This Article Fourteen is intended to satisfy the requirements imposed by Section 416 of the Internal Revenue Code and shall be construed in a manner that will effectuate this intent. This Article Fourteen shall not be construed in a manner that would impose requirements that are more stringent than those imposed by
Section 416 of the Internal Revenue Code.

                                ARTICLE FIFTEEN
                                 MISCELLANEOUS

     15.1 Participation by Affiliate. Subject to the consent of the Board, an Affiliate may become an Employer under the Plan by delivering to the Board a resolution of its board of directors approving such action. With the consent of the Board, such Affiliate shall become an "Employer" as of an effective date approved by the Board and shall be subject to the provisions of the Plan and the Trust Agreement.

     15.2 Withdrawal From the Plan. An Employer participating hereunder that wishes to withdraw from the Plan and cease to be an Employer under the Plan shall deliver to the Board a resolution of its board of directors which authorizes such withdrawal. Withdrawal shall take place as of the first day of a Plan Year. Notice of withdrawal must be submitted to the Board at least six months prior to the date as of which the withdrawal is to be effective, unless such six-month requirement is waived by the Board. Upon such a withdrawal, the Committee, in its discretion and consistent with Section 12.3, shall determine the disposition of the portion of the Trust Fund that it determines to be attributable to the Employees of the withdrawing Employer.

     15.3 Assignment and Alienation. Except as provided in Section 10.10 and 12.12, the right of any person to a benefit thereunder shall not be subject to assignment, alienation, transfer, attachment, garnishment, or encumbrance or otherwise subject to lien. Any attempt to assign, alienate, transfer, attach, garnish or encumber any benefit hereunder shall be null and void.

     15.4 Incapacity. If the Committee determines that any person entitled to benefits hereunder is unable to care for such person's affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to such person's spouse, parent, brother, sister or other party deemed by the Committee to have incurred expense for such person.

     15.5 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Committee any information or proof that is requested by the Committee and is reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

     15.6 No Right to Employment. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer and the Affiliates or to interfere with the right of the Employer and the Affiliates to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee under the Plan.

     15.7 Receipt of Assets from Other Plans. If the Board in its complete discretion so directs, the Committee shall direct the Trustee to accept the transfer of assets from a qualified plan (the "former plan") that are attributable to Participants in the Plan. Each Participant with a beneficial interest in the transferred assets shall be 100% vested in the interest transferred from the former plan to the Plan. In such circumstances, the Participant's Accounts shall be credited with the amount transferred in respect of the Participant, as the Committee in its discretion may direct.

     15.8 Inability to Locate Participants. Each Participant and each Beneficiary entitled to receive a benefit under the Plan shall keep the Committee advised of his current address. If the Committee is unable to locate a Participant or Beneficiary to whom a benefit is payable under the Plan for a period of 72 months, commencing with the first day of the month coinciding with or next following the first day of the month as of which such benefit becomes payable, the total amount payable to such Participant or Beneficiary shall be forfeited and shall be used to reduce future Employer Contributions; provided, that if such Participant or Beneficiary to whom a benefit is payable makes a claim in writing for such benefit after the expiration of such 72 month period, the benefit shall be reinstated by an Employer Contribution to the Trust, which shall be allocated to the Participant's or former Participant's Employer Account under the Plan. In the event of such reinstatement, payment shall commence to the Participant or Beneficiary in the same form and amount as initially applicable, commencing as of the first day of the month next following the expiration of 30 days after the date on which the Committee receives the written claim of the Participant or Beneficiary.

     15.9 Return of Employer Contributions. In the event that an Employer Contribution to the Plan was made (i) by a mistake of fact, or (ii) on the condition that it was deductible under Section 404 of the Code and such deduction is disallowed, or (iii) on the condition that the Plan initially qualified under Section 401 of the Code and the plan does not so qualify, the contribution shall be refunded to the Employer making such contribution; provided, that in the case of a contribution described in clause (i), the refund may be made only within one year after the payment of the contribution; and that in the case of a contribution described in clause (ii), the refund may be made only within one year after the disallowance of the deduction has become final and may be made only to the extent that the deduction was disallowed.

     15.10 Trust Fund. The Corporation has entered into a Trust Agreement with the Trustee providing for the administration of the Trust Fund in such form and containing such provisions as the Corporation deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustees, and the authority of the Corporation to amend or terminate the Trust Agreement or to change the Trustee. The Trust Agreement is hereby incorporated into, and made part of, the Plan.

     15.11 Non-Diversion of Trust Fund. The assets of the Trust Fund shall not be used for any purpose other than for the exclusive benefit of the Participants, their Beneficiaries and any other person entitled to a benefit under the Plan, and the payment of the reasonable expenses of administering the Plan.

     15.12 Participants to Look to Trust Only. A Participant, his Beneficiaries and any other person entitled to a benefit hereunder shall look only to the Trust Fund for payment of benefits under the Plan. The Employer shall in no event have any obligation to pay directly any benefit due under the Plan.

     15.13 Risk of Loss. The Plan and the Employers do not guarantee that the market value of the Funds, or of any particular Fund, will be equal to or greater than the amounts allocated thereto. The Plan and the Employers do not guarantee that the value of the Accounts will be equal to or greater than the contributions credited thereto. The Participants assume all risk of any decrease in the value of the Funds and the Accounts.

     15.14 Interests in the Funds. No Participant or Beneficiary shall have any claim, right, title, or interest in or to any part of the assets of any Fund or of the Trust Fund until distribution of such assets is made to the Participant or Beneficiary.

     15.15 Restriction on Amendment of Allocation of Additional Matching Contribution. Notwithstanding any provision of Article 13 or other provision herein to the contrary, the Corporation (or an Employer hereunder) shall not amend the provisions of Section 5.2 herein controlling the provision and allocation of additional matching contributions made or invested in the common stock of the Corporation more than once every six
(6) months, other than as necessary to comport with changes in Internal Revenue Code or ERISA requirements.

     15.16 Amendments Necessary to Comply with Section 16. Notwithstanding any provision herein to the contrary, the Corporation and Employers hereunder, with or without consultation with the Plan Administrator, shall retain the power to amend, and may amend the provisions hereof as necessary to comply with the current provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and regulations and interpretations thereunder.

     15.17 Administration Necessary to Comply with Section 16. The Committee shall have the operational discretion and authority to impose such additional restrictions and limitations on Participants subject to
Section 16 of the Securities Exchange Act of 1934, as it shall deem necessary or advisable to comply with the provisions of Rule 16(b)-3 promulgated by the Securities and Exchange Commission.

     15.18 Heading. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

     15.19 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     15.20 Governing Law. The Plan shall construed, administered and regulated in accordance with the provisions of ERISA, and, to the extent not preempted thereby, in accordance with the laws of the Commonwealth of Virginia.

                                 CENTRAL FIDELITY BANKS, INC.


                                 By: /s/ Cecil A. Pool, Jr.

                                 Title: Senior Vice President

                                 Date: June 12, 1994

                               APPENDIX A


     The following table determines the percentage of a Participant's Tax Saver Deferral Contributions and/or Standard Saver Contributions for a Plan Year that the Employer shall contribute as an additional Employer Contribution as set forth in Section 5.2(b). The listed percentages are derived by dividing net income adjusted to exclude Investment Securities Gains (Losses) plus any accrual made for additional Employer Contribution for the year by average common stockholders' equity for the year, as determined by management of the Corporation.

      Return on Equity                Additional Match
      Less than 15.000%                      0%

      15.000 - 15.124                        3

      15.125 - 15.249                        6

      15.250 - 15.374                        9

      15.375 - 15.499                       12

      15.500 - 15.624                       15

      15.625 - 15.749                       18

      15.750 - 15.874                       21

      15.875 - 15.999                       24

      16.000 - 16.124                       27

      16.125 - 16.249                       30

      16.250 - 16.374                       33

      16.375 - 16.499                       36

      16.500 - 16.624                       39

      16.625 - 16.749                       42

      16.750 - 16.874                       45

      16.875 - 16.999                       48

      17.000% or more                       50

                                   APPENDIX B
               CENTRAL FIDELITY BANKS, INC. STOCK AND THRIFT PLAN

                     TAX SAVER HARDSHIP WITHDRAWAL PROGRAM


     B-2.1 The Committee, or a subcommittee thereof appointed to receive and act on requests for hardship withdrawals, upon the proper application of a Participant, review the Participant's request for a hardship withdrawal; and if approved, direct the Trustee to distribute to such applying Participant a hardship withdrawal of between $500 (or the Participant's Tax Saver Contributions and pre-1989 earnings, if less) and 100% of the Tax Saver Contributions to the Participant's Savings Account and any pre-January 1, 1989 earnings on such contributions).

     B-2.2 No earnings arising from such account after December 31, 1988, may be distributed. Further, the maximum amount distributed may not exceed the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to an approved withdrawal shall be made as provided herein and, under Section 10.7. The Participant's Savings Account shall be reduced according to the amount withdrawn.

     B-2.3 In order to allow a Tax Saver Hardship Withdrawal, the Committee must determine that

          (a) the Participant has incurred a hardship that creates an immediate and heavy financial need that cannot be satisfied from the reasonably available resources of the Participant;

          (b) the amount of any withdrawal under this Section will not exceed the amount necessary to alleviate the hardship after application of other reasonably available resources;

          (c) the Participant has withdrawn all amounts from his Standard Saver Contribution Account and the maximum amount permitted to be withdrawn under Section 10.5(c) from his Employer Account under the Plan; the Participant has applied for and received or been denied a loan under the Plan; and has received any amounts distributable (other than for hardship) or available by loan under any other Plan; and

          (d) the Participant satisfies such other requirements as the Committee may establish in its discretion.

     B-2.4 In determining whether a Participant may receive a Tax Saver Hardship Withdrawal, the Committee shall apply the criteria set forth herein in a uniform and nondiscriminatory manner to all persons similarly situated.

     B-2.5 For purposes of this Section, an event shall be considered to create an "immediate and heavy financial need" if such need arises on account of:

          (a) medical expenses, as described in Code Section 213, which are incurred by the Participant, his spouse or any dependent of the Participant (as defined in Code Section 142);

          (b) payment of an initial down payment (other than mortgage payments or residence maintenance payments) for purchasing a principle residence of the Participant and his family;

          (c) payment of current tuition payments for post-secondary education of the Participant, his spouse, his children, or dependents;

          (d) payment to prevent the eviction of the Participant and his immediate family from his principle residence or to prevent foreclosure on the mortgage or deed of Trust encumbering the Participant's principle residence;

          (e) payment of funeral expenses for the Participant's spouse, children, parents or other dependents; or

          (f) an event, other than those described above, which the Committee, in its sole discretion and consistent with the provisions of Regulations 1.401(k), determines to be a hardship based on the applicable facts and circumstances.

     B.2.6 Each Participant must submit with his application the following written representations, signed by the Participant and stating that the Participant has attempted to satisfy his immediate and heavy financial need and such need has not been and cannot be relieved:

          (a) through reimbursement (of loss or casualty) or compensation by insurance or otherwise;

          (b) by reasonable liquidation of the Participant's assets, (including reasonably available assets of the Participant's spouse and minor children) to the extent that such liquidation would not cause the occurrence of another immediate and heavy financial need;

          (c) by ceasing all elective contributions and employee contributions under the Plan (or other plans);

          (d) by taking all other available distributions or making application for and taking receipt of any non-taxable loans available from plans maintained by the Employer or another employer; and

          (e) by application to and borrowing form commercial sources upon reasonable commercial terms.

     B-2.7 Any Tax Saver Hardship Withdrawal authorized by the Committee shall be made as of the Valuation Date coinciding with or next following the date of the Committee's decision to authorize such withdrawal. Upon making such a withdrawal, the Participant shall be suspended from making Tax Saver Deferrals and from making Standard Saver Contributions until the Entry Date next following the expiration of six months from the Valuation Date as of which the withdrawal is made. Such six-month suspension shall not begin until any suspension period that is imposed by Section 10.3, 10.4 or 10.5 has expired. In any event, the period of suspension shall last for a minimum of twelve months from the date of distribution.

     B-2.8 This Plan, and all other plans of the Employer shall suspend the Participant from making any Tax Saver deferrals in the tax year of the Participant immediately following the tax year of any hardship distribution, to the extent that such deferral would exceed the applicable limit for deferrals under the Code for the applicable year, reduced by the amount of the Participant's Tax Saver deferrals made to a Savings Account under this Plan or another plan during the tax year in which the distribution occurs.

     B-2.9 The hardship withdrawals applied for and received under this program shall comply with the requirements of Internal Revenue Code Section 401(k) and Regulation 1.401(k)-1(d)(2), as amended from time to time.

                  CENTRAL FIDELITY STOCK & THRIFT PLAN

                                APPENDIX C

                             PLAN LOAN PROGRAM

                       I. Administrative Provisions

          C1.1 Loan Program Administration. This Loan Program shall be administered by the Plan Administrator, or by the Committee (or a Loan Subcommittee appointed by the Committee). The Plan Administrator's address is Central Fidelity Bank, P.O. Box 27602, 1021 East Cary Street, Richmond, Virginia 23219.

          C1.2 Discretion. The Plan Administrator, the Committee or any Loan Subcommittee (each referred to herein as the "Plan Administrator"), shall have complete discretion and authority to construe the terms of this Loan Program, provided that it is administered in a uniform and nondiscriminatory manner.

                      II. Loan Application Procedure

          C2.1 Eligibility. Loans under this Loan Program will be available, upon proper application and approval under the terms of this Loan Program to Plan Participants and Beneficiaries who meet the following requirements. Each Plan Participant who has a Savings Account balance, attributable to Tax Saver Deferrals, of at least Five Hundred Dollars ($500.00) shall be eligible to request a loan provided the Participant's total vested accounts equal or exceed One Thousand Dollars ($1,000.00). Each Beneficiary who has a vested "Tax Saver" balance of Five Hundred Dollars ($500.00) and a total vested balance of at least One Thousand Dollars ($1,000.00) shall be eligible to request a loan. Persons eligible to request a loan may be referred to herein as "Participant", "Beneficiary", "Applicant", or "Borrower".

          Additionally, effective June 1, 1994, each Plan Participant who has a Savings Account Balance, attributable to his or her Rollover Account, of at least Five Hundred Dollars ($500.00) shall be eligible to request a loan provided the Participant's total vested accounts equal or exceed One Thousand Dollars ($1,000.00). Each Beneficiary who has a vested "Rollover Account" balance of Five Hundred Dollars ($500.00) and a total vested balance of at least One Thousand Dollars ($1,000.00) shall be eligible to request a loan.

          Loans shall be made from Rollover Accounts first, if available, and from Tax Saver Deferrals second.

          C2.2 Loan Applications. Each Participant or Beneficiary seeking a loan must complete a loan application in a form approved by the Plan Administrator, stating the reason for the loan. Loans shall not be approved for the purchase of securities or any activity which violates either federal, state or local law or regulation or a policy of the Corporation. Loan applications may be obtained from the Plan Administrator upon request. Statements made by applicants as part of the loan application may be verified. The Plan Administrator may require additional information from an Applicant. Further, the Applicant shall agree on the application to repayment of any approved loan through payroll deduction or, if applicable, automatic debits from a checking or savings account.

          C2.3 Review of Loan Application. The Plan Administrator shall review each properly completed application if the Plan Administrator determines that: (a) the Applicant is an eligible participant or Beneficiary; (b) that the Applicant is creditworthy to receive the requested Loan; (c) that the Applicant has agreed to provide a payroll deduction agreement (or for non-payroll applicants, an automatic bank account withdrawal agreement); and (d) the Applicant can provide sufficient collateral in the form of fifty percent (50%) of the Applicant's vested Accounts under the Plan (and such amount is at least equal to the Loan amount after reduction to provide the Loan.) If the above requirements are met, the Plan Administrator ordinarily will approve the loan requested.
All loans approved shall meet the conditions set forth under this Loan
Program.

          C2.4 Consent. Any loan made pursuant to this Loan Program to a Plan Participant shall require the written consent of the Participant's Spouse (if any). The Spouse's consent must be obtained within the 90-day period prior to the date the loan is distributed.

          C2.5 Deadlines. Completed loan applications will be accepted by the Plan Administrator until the first business day of each month. Upon approval of a loan application, proceeds will be disbursed to the Borrower on the first day of the month following the month during which the Plan Administrator approves the loan and receives properly executed loan documents, or as soon thereafter as is practicable. The Plan Administrator will make reasonable efforts to process loan applications within thirty
(30) days.

                           III. Loan Evaluation

          C3.1 Minimum Loan. The Plan Administrator shall not approve an application requesting a loan in an amount less than Five Hundred Dollars ($500.00).

          C3.2 Vested Account Balance. Loan applications will be evaluated to determine whether the applicant has a total vested account balance under the plan at least equal to twice the amount of the loan requested. The applicant must have a minimum vested account balance of One Thousand Dollars ($1,000.00) to receive a loan.

          3.03  Maximum Loan.
               (a) Effective on or before May 1, 1994, the Plan Administrator shall not approve a application requesting a loan in an amount exceeding the lesser of: (1) the Applicant's Savings Account Balance attributable to Tax Saver Deferrals. Effective June 1, 1994, the Plan Administrator shall not approve a application requesting a loan in an amount exceeding the lesser of: (1) the Applicant's Savings Account Balance attributable to the aggregate of his Tax Saver Deferrals and Rollover Accounts, if applicable; (2) fifty percent (50%) of the applicant's then unencumbered vested account balance(s), or, (3) Fifty Thousand Dollars ($50,000), reduced by the highest aggregate balance of any loan (or loans) to the applicant from any qualified retirement plan maintained by the Employer (or any entity required to be aggregated with the Employer under Code Section 414) (a "Related Entity") which was outstanding at any time during the period beginning 12 months before the day before the date of any new loan and ending on the date of the loan.

               (b) The Plan Administrator may limit further the loan amount available in order to maintain a sufficient reserve chargeable against a Borrower's vested account balance for income taxes (or other taxes) which might have to be withheld if the loan is determined to be, at any time, a deemed distribution under the Code. Taxes required to be held by the Plan Administrator or the Trustee (whether or not any reserve is created) shall be charged to and reduce the Borrower's vested account balance to the extent necessary. Further, any charge which exceeds the amount of the Borrower's vested account balance then available for the Loan shall be treated as an administrative expense of the Plan and shall be reimbursed by the Borrower.

               (c) The Plan Administrator also may limit the loan amount available to any Borrower in order to take into account the time delay between any possible default and the first date amounts are distributable from the Accounts of the Borrower. In any event, the Plan Administrator and the Trustee shall not require the Borrower to pledge as security for any loan more than fifty percent (50%) of the Borrower's vested account balances under the Plan. The Plan Administrator or Trustee may require security in addition to a pledge of vested account balances.

          C3.4 Concurrent Loans. The Plan Administrator shall not approve more than one (1) loan application of an Applicant during each Plan Year except, however, concurrent loans from Tax Saver Deferral and Rollover Accounts, applied for at the same time, shall be considered as a single application.


                              IV.  Loan Terms

          C4.1 Promissory Note and Pledge of Account. Each applicant whose application is approved shall be required to complete, execute and deliver to the Plan Administrator a Note and Loan Agreement which includes:

     (a)  a loan disclosure statement;

     (b)  a promissory note;

     (c) an irrevocable pledge of collateral, pledging and assigning the appropriate portion of the Borrower's vested account balance as security for the Loan;

          C4.2 Security. Each loan approved by the Plan Administrator under this Loan Program must be secured by the Borrower's pledge and assignment of fifty percent (50%) of his vested account balance(s) in the Plan, determined as of the Plan's most recent valuation date. In the discretion of the Plan Administrator, security in addition to the Borrower's vested account balances may be required.

          C4.3  Maximum Loan Term.   The maximum loan term cannot exceed
sixty (60) months, except with respect to any loan the proceeds of which are used to acquire the primary residence of the Borrower. In the case of any loan proceeds used to acquire a Borrower's primary residence, the maximum term of such loan shall be three hundred sixty (360) months.

          C4.4 Level Amortization. The repayment of an approved loan will be made in substantially equal payments of principal and interest over the term of the loan and shall be repaid through payroll deduction. All loans will be repaid within the maximum term stated for each type of loan.

          C4.5 Interest Rate. All loans approved shall be fixed rate loans, and shall bear interest at a rate commensurate with the prevailing rates charged by lending institutions on loans made under similar circumstances. Rates may be determined by reference to one or more published lending rates.

          C4.6  Loan Repayments.  Loans to active participants must be
repaid through payroll deduction.   If the Borrower's employment with the
Corporation is terminated, he must repay the loan in full within 30 days of separation (or the loan will offset from the Participant's account and the offset note distributed to the Participant). If the Borrower is not an active participant (in an unpaid status or on a leave of absence) at the time of the application, he must execute and deliver to the Plan Administrator all documents necessary to effect repayment of the loan through automatic debit from a bank account or other means acceptable to the Trustee.

          C4.7 Early Payment. Notwithstanding the foregoing, the Borrower shall have the right, at any time, to prepay all of the then outstanding principal balance of the loan, including accrued interest and any unpaid costs, without premium or penalty.

          C4.8 Source of Funds. The source of loan funds is the Borrower's Savings Account under in the Plan attributable to Tax Saver Account Balance or Rollover Account Balance. The Borrower must designate how investment funds should be reduced in order to provide the loan.

          C4.9  Default.

          (a) In the event of the Administrator's and Trustee's declaration of a default of the Borrower under the terms of this Loan Program and the Note and Loan Agreement, the Plan shall have the right to set off the amount of the outstanding principal, accrued but unpaid interest and costs against the Borrower's vested account balances pledged for payment of the loan.

          (b) The following, at the discretion of the Plan Administrator and the Trustee, may constitute an event of default, as provided under the terms of the Note and Loan Agreement: (i) Borrower's failure to make loan repayments (or other debt repayments) when due; (ii) Borrower's revocation of his or her payroll deduction authorization or automatic bank account debit agreement for the loan repayment; (iii) Borrower's termination of employment with the Employer without delivery of full payment within 30 days of separation; (iv) filing by the Borrower of a petition in bankruptcy or the filing of an involuntary petition in bankruptcy against the Borrower; (v) assigning by the Borrower of his or her assets for the benefit of creditors; (vi) the appointment of a receiver, custodian or trustee for a part of the Borrower's assets; (vii) the entry of a judgment against the Borrower in excess of $100,000, or (viii) an attachment or sequestration of a substantial part of the Borrower's assets; (ix) the Borrower's death; (x) in the Trustee's sole discretion, substantial change in Borrower's personal financial condition.

          C4.10  Default Remedies.

         (a) In the event of the Borrower's default declared under the terms of the Loan Program and the Note and Loan Agreement, the entire outstanding balance of the loan, including interest accrued thereon and costs, shall become due and payable within thirty (30) days of the date of such default.

          (b) In the event of the Borrower's failure to pay the entire outstanding balance in accordance with the provisions of this paragraph, the Plan Administrator and the Trustee may satisfy the outstanding balance by foreclosure upon and reduction of the Borrower's right, title and interest in his vested account balance securing the Note.

          (c) The Borrower's Promissory Note shall require the Borrower to pay all costs of administering such default, including all costs of collection and reasonable attorney's fees, whether in connection with collection at trial, appeal or otherwise; and, the Borrower shall waive presentment, demand, notice of dishonor with respect to such loan.

          (d) To the extent that a Borrower's vested interest in the Plan pledged for repayment of his loan is insufficient to satisfy the outstanding balance at the time of default, or thereafter, the excess will be considered administrative expenses and shall be chargeable to and reimbursed by the Borrower.

          (e) If default is caused by devaluation of the Account pledged as security for the Loan, then the portion of the loan balance which then deemed unsecured shall be in default. The Trustee may demand that this amount be repaid in thirty (30) days or, after that time, may repay that portion of the Loan which has become unsecured, provided that this is permissible under the Code and applicable regulations. This amount shall be treated as taxable distribution from the Plan.

          (f) Notwithstanding any other provision of this Program to the contrary, accounts attributable to Tax Saver Deferrals (contributed pursuant to the provisions Code Section 401(k)) shall not be reduced in the event of default until such accounts are otherwise distributable under the provisions of Code
Section 401(k) and the applicable regulations. In this event, the Plan Administrator and Trustee may seek satisfaction directly from the Borrower.

          C4.11 Loan Correspondence. All correspondence regarding loans should be addressed to the Plan Administrator at the principal office of the Corporation.

          C4.12 Termination of Employment. Neither a Borrower who has terminated employment with the Employer or is a Beneficiary shall be eligible to receive a distribution of his or her interest under the Plan until such Borrower's loan either has been repaid in full or offset in full against the Participant's account, including interest accrued thereon and unpaid costs. The Plan Administrator, in his sole discretion, may direct the Trustee to distribute such Borrower's Promissory Note as an asset of his vested Account under uniform procedures established by the Administrator.